-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                                  SIMULA, INC.
                                       AND
                      CERTAIN SUBSIDIARIES OF SIMULA, INC.,

                               AS COMPANY PARTIES,

                                       AND

                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP,

                                  AS PURCHASER

                ------------------------------------------------

            $5,000,000 Principal Amount Secured Senior Note Due 2000
                                  (Term A Note)

            $15,000,000 Principal Amount Secured Senior Note Due 2003
                                  (Term B Note)

               Warrant to Purchase 850,000 Shares of Common Stock

                ------------------------------------------------


                          Dated as of December 31, 1999



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
1. DEFINITIONS; ACCOUNTING TERMS.........................................................................2
   1.1   Definitions.....................................................................................2
   1.2   Accounting Terms and Computations..............................................................24
   1.3   Independence of Covenants......................................................................24
   1.4   Captions; Construction and Interpretation......................................................24
   1.5   Determinations.................................................................................25
   1.6   Knowledge of the Company.......................................................................25

2. PURCHASE AND SALE OF THE SECURITIES..................................................................25
   2.1   Authorization..................................................................................25
   2.2   Purchase of the Securities; Issue Price........................................................25
   2.3   Closing........................................................................................25

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................26
   3.1   Organization and Qualification.................................................................26
   3.2   Corporate or Other Power.......................................................................26
   3.3   Authorization; Binding Obligations.............................................................26
   3.4   Subsidiaries...................................................................................27
   3.5   Conflict with Other Instruments; Existing Defaults; Ranking....................................28
   3.6   Governmental and Other Third Party Consents....................................................28
   3.7   Capitalization.................................................................................29
   3.8   Validity and Issuance of Warrant Shares........................................................30
   3.9   Company SEC Documents..........................................................................30
   3.10  Financial Statements...........................................................................31
   3.11  Existing Indebtedness; Existing Liens; Investments; Etc........................................32
   3.12  Absence of Certain Changes.....................................................................33
   3.13  Material Contracts.............................................................................35
   3.14  Accounts Receivable............................................................................37
   3.15  Labor Relations................................................................................37
   3.16  Employee Benefit Plans; ERISA..................................................................38
   3.17  Taxes..........................................................................................42
   3.18  Litigation.....................................................................................42
   3.19  Transactions with Affiliates...................................................................43
   3.20  Investment Company Act.........................................................................44
   3.21  Public Utility Holding Company Act.............................................................44
   3.22  Compliance with Laws; Operating Licenses.......................................................44
   3.23  Title to Property..............................................................................45
   3.24  Real Property..................................................................................45
   3.25  Environmental Matters..........................................................................46
   3.26  Intellectual Property..........................................................................47

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
                                                                                                       ----
   3.27  Nature of Business.............................................................................48
   3.28  Powers of Attorney.............................................................................48
   3.29  Listing of Common Stock........................................................................48
   3.30  Insurance......................................................................................48
   3.31  Customers......................................................................................49
   3.32  Suppliers......................................................................................49
   3.33  Business Relationships.........................................................................49
   3.34  Personal Property Leases.......................................................................49
   3.35  Employment Agreements..........................................................................50
   3.36  Solvency.......................................................................................50
   3.37  Use of Proceeds; Margin Stock..................................................................50
   3.38  Depository and Other Accounts..................................................................50
   3.39  Year 2000 Compliance...........................................................................51
   3.40  Books and Records..............................................................................51
   3.41  Burdensome Obligations; Future Expenditures....................................................51
   3.42  Brokers; Certain Expenses......................................................................51
   3.43  Disclosure.....................................................................................52

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................................................52
   4.1   Organization...................................................................................52
   4.2   Authorization..................................................................................52
   4.3   Due Execution and Delivery; Binding Obligations................................................52
   4.4   No Violation...................................................................................52
   4.5   Investment Intent..............................................................................53
   4.6   Accredited Investor Status.....................................................................53
   4.7   Purchaser Consents.............................................................................53
   4.8   Brokers........................................................................................53

5. CONDUCT PRIOR TO CLOSING.............................................................................53
   5.1   Conduct of Business Prior to Closing...........................................................53
   5.2   Access to Information and Documents............................................................55
   5.3   Non-Solicitation...............................................................................55
   5.4   Covenant to Close..............................................................................56

6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.......................................................56
   6.1   Closing Date...................................................................................56
   6.2   Representations and Warranties; No Default.....................................................56
   6.3   Payment of Purchaser Expenses..................................................................56

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
                                                                                                       ----
   6.4   Purchase Permitted By Applicable Laws..........................................................56
   6.5   No Material Adverse Change.....................................................................57
   6.6   No Injunction or Order.........................................................................57
   6.7   Delivery of Certain Closing Documents..........................................................57
   6.8   Collateral Documents...........................................................................58
   6.9   Bank Credit Facility...........................................................................58
   6.10  Sale of Airline Interiors......................................................................58
   6.11  Opinion of Counsel.............................................................................59
   6.12  Delivery of Corporate Documents................................................................59
   6.13  Repayment of Existing Indebtedness; UCC Termination Statements.................................60
   6.14  Insurance......................................................................................60
   6.15  Completion of Due Diligence Investigation......................................................60
   6.16  Phase I Environmental Assessments..............................................................60
   6.17  Delivery of Financial Projections..............................................................61
   6.18  [Intentionally Omitted]........................................................................61
   6.19  Third Party Consents...........................................................................61
   6.20  Capital Structure..............................................................................61
   6.21  Proceedings Satisfactory.......................................................................61

7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.........................................................61
   7.1   Representations and Warranties.................................................................62
   7.2   Purchase Permitted By Applicable Laws..........................................................62
   7.3   No Injunction or Order.........................................................................62
   7.4   Payment for Securities.........................................................................62

8. INDEMNIFICATION; FEES AND EXPENSES...................................................................62
   8.1   Transfer Taxes.................................................................................62
   8.2   Losses.........................................................................................62
   8.3   Indemnification Procedures.....................................................................64
   8.4   Contribution...................................................................................64
   8.5   Reimbursement of Deal-Related Costs and Expenses...............................................65
   8.6   Costs of Collection............................................................................65

9. AFFIRMATIVE COVENANTS................................................................................66
   9.1   Payment of Notes and Other Obligations.........................................................66
   9.2   Performance of Investment Documents............................................................66
   9.3   Information Reporting Requirements.............................................................66
   9.4   SEC Documents..................................................................................69

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
                                                                                                       ----
   9.5   Compliance with Laws...........................................................................70
   9.6   Legal Existence................................................................................70
   9.7   Books and Records; Inspections.................................................................70
   9.8   Maintenance of Properties......................................................................71
   9.9   Insurance......................................................................................71
   9.10  Taxes..........................................................................................72
   9.11  ERISA Matters..................................................................................72
   9.12  Communication with Accountants.................................................................73
   9.13  Compliance with Material Contracts.............................................................73
   9.14  Fiscal Year End................................................................................73
   9.15  Environmental Matters..........................................................................73
   9.16  Additional Company Parties.....................................................................75
   9.17  NYSE Listing...................................................................................75
   9.18  C&C Notes......................................................................................75
   9.19  Bridge Fee.....................................................................................75
   9.20  Dissolution of Simula Protective UK and Intaero Ltd............................................76
   9.21  Future Information.............................................................................76
   9.22  Further Assurances.............................................................................76
   9.23  Survival of Certain Affirmative Covenants......................................................76

10.NEGATIVE AND FINANCIAL COVENANTS.....................................................................77
   10.1  Limitations on Indebtedness....................................................................77
   10.2  Limitations on Liens...........................................................................77
   10.3  Limitations on Investments.....................................................................78
   10.4  Limitations on Restricted Payments by the Company..............................................78
   10.5  Limitations on Payment Restrictions Affecting Subsidiaries.....................................78
   10.6  Limitations on Transactions With Affiliates....................................................78
   10.7  Change in Business.............................................................................79
   10.8  Sales of Receivables...........................................................................79
   10.9  Fundamental Changes............................................................................79
   10.10 Agreements Affecting Capital Stock and Indebtedness; Amendments to
         Material Contracts.............................................................................80
   10.11 Conditional Sales..............................................................................80
   10.12 Margin Stock...................................................................................80
   10.13 No Payments Upon a Simula Change of Control....................................................80
   10.14 Sublease of Airline Interiors Lease............................................................81
   10.15 Financial Covenants............................................................................81
   10.16 Survival of Certain Negative Covenants.........................................................84

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
                                                                                                       ----
11.DEFAULTS AND REMEDIES................................................................................84
   11.1  Events of Default..............................................................................84
   11.2  Acceleration...................................................................................88
   11.3  Other Remedies.................................................................................88
   11.4  Appointment of Receiver........................................................................88
   11.5  Waiver of Past Defaults........................................................................89

12.TERMINATION..........................................................................................89
   12.1  Termination....................................................................................89
   12.2  Effect of Termination..........................................................................90
   12.3  Waiver.........................................................................................90
   12.4  Alternative Transaction Fee....................................................................90

13.MISCELLANEOUS........................................................................................91
   13.1  Survival of Representations and Warranties; Purchaser Investigation............................91
   13.2  Consent to Amendments..........................................................................91
   13.3  Entire Agreement...............................................................................91
   13.4  Severability...................................................................................92
   13.5  Successors and Assigns; Assignments............................................................92
   13.6  Notices........................................................................................92
   13.7  Counterparts...................................................................................93
   13.8  Governing Law..................................................................................94
   13.9  Consent to Jurisdiction and Venue..............................................................94
   13.10 Confidentiality................................................................................95
   13.11 Limitation of Liability........................................................................95
   13.12 Publicity......................................................................................95
   13.13 WAIVER OF TRIAL BY JURY........................................................................96

                                    EXHIBITS

  Exhibit A-1    --   Form of Term A Note
  Exhibit A-2    --   Form of Term B Note
  Exhibit B      --   Form of Warrant
  Exhibit C      --   Form of Compliance Certificate


                              DISCLOSURE SCHEDULES

  Schedule 3.4          --       Subsidiaries
  Schedule 3.5(a)       --       No Conflicts
  Schedule 3.5(b)       --       No Default or Breach
  Schedule 3.5(c)       --       Financing Restrictions
  Schedule 3.5(d)       --       Pari Passu Indebtedness
  Schedule 3.6          --       Consents
  Schedule 3.7(a)       --       Capitalization (Company)
  Schedule 3.7(b)       --       Capitalization (Subsidiary)
  Schedule 3.9          --       Company SEC Documents
  Schedule 3.10(c)      --       Pro Forma Closing Balance Sheet
  Schedule 3.11(a)      --       Existing Indebtedness, Liens, Investments, Etc.
  Schedule 3.11(c)      --       Post-Closing Indebtedness
  Schedule 3.12(a)      --       Absence of Certain Changes
  Schedule 3.13(b)      --       Material Contracts
  Schedule 3.13(c)      --       No Restrictive Agreements
  Schedule 3.14         --       Accounts Receivable
  Schedule 3.16         --       Employee Benefit Plans; ERISA
  Schedule 3.18         --       Litigation
  Schedule 3.19         --       Transactions with Affiliates
  Schedule 3.22         --       Operating Licenses
  Schedule 3.24         --       Real Property
  Schedule 3.25         --       Environmental Matters
  Schedule 3.26         --       Intellectual Property
  Schedule 3.29         --       Listed Securities
  Schedule 3.30         --       Insurance
  Schedule 3.31         --       Significant Customers
  Schedule 3.32         --       Suppliers
  Schedule 3.34         --       Personal Property Leases
  Schedule 3.35         --       Employment Agreements
  Schedule 3.37         --       Use of Proceeds
  Schedule 3.38         --       Depository and Other Accounts

                          SIMULA, INC. AND SUBSIDIARIES

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT is entered into as of the 31st day of December 1999 (this "AGREEMENT"), by and between SIMULA, INC., an Arizona corporation (the "COMPANY"), SIMULA SAFETY SYSTEMS, INC., an Arizona corporation ("SSSI"), SIMULA TRANSPORTATION EQUIPMENT CORPORATION (formerly known as Intaero, Inc.), an Arizona corporation ("SIMTECH"), AIRLINE INTERIORS, INC., an Arizona corporation ("AIRLINE INTERIORS"), ARTCRAFT INDUSTRIES CORP., an Arizona corporation ("ARTCRAFT INDUSTRIES"), SIMULA COMPOSITES CORPORATION (formerly known as Viatech, Inc.), a Delaware corporation ("COMPOSITES"), SIMULA AUTOMOTIVE SAFETY DEVICES, INC., an Arizona corporation ("SASD"), SIMULA TECHNOLOGIES, INC., an Arizona corporation ("STI"), INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC., an Arizona corporation ("ICSE"), SIMULA POLYMER SYSTEMS, INC., an Arizona corporation ("POLYMER") SIMULA AUTOMOTIVE SAFETY DEVICES LIMITED, a company organized and existing under the laws of the United Kingdom ("SIMULA AUTOMOTIVE UK"), and CCEC CAPITAL CORP., an Arizona corporation ("CCEC"), on the one hand, and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER"), on the other hand. The Company, SSSI, SimTech, Airline Interiors, Artcraft Industries, Composites, SASD, STI, ICSE, Polymer, Simula Automotive UK and CCEC may be individually referred to as a "COMPANY PARTY" and collectively referred to as the "COMPANY PARTIES."

                                 R E C I T A L S

         A. The Company Parties are engaged as an integrated group in the business of designing, manufacturing, marketing and selling advanced occupant seating and restraint systems for installation in air, ground and sea transport vehicles, developing armor, polymers and technologies related thereto, and testing of safety devices and technologies related thereto, for the military, commercial airline and automotive industries.

         B. In connection with the financing of the business operations of the Company Parties, the Company Parties have authorized the joint and several issuance and sale to the Purchaser of Secured Senior Notes as provided herein in the aggregate principal amount of $20,000,000, and the Purchaser is willing to purchase such Secured Senior Notes on the terms and subject to the conditions set forth herein.

         C. To induce the Purchaser to purchase the Secured Senior Notes, the Company is willing to issue and sell to the Purchaser a warrant to purchase 850,000 shares of Common Stock (as such term is defined herein), which shares will represent, immediately after the closing of the transactions contemplated hereby, approximately 4.8988% of the Common Stock on a Fully Diluted Basis (as such term is defined herein).

         D. To further induce the Purchaser to purchase the Secured Senior Notes, the Company Parties and certain of their Affiliates (as such term is defined herein) are willing to enter into other Investment Documents (as such term is defined herein), including, without limitation, an Investor Rights Agreement under which the Company will grant to the Purchaser or one of its Affiliates certain investment monitoring and other rights with respect to the Company and its Affiliates in connection with the transactions contemplated by this Agreement.

         E. To further induce the Purchaser to purchase the Secured Senior Notes, and in consideration therefor, the Company Parties have agreed, at the request of one another, to guaranty absolutely and unconditionally the Guarantied Obligations (as such term is defined herein). Each Company Party has derived and expects to derive, directly or indirectly, a substantial benefit from the purchase by the Purchaser of the Secured Senior Notes, both in its separate capacity and as a member of the integrated group.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS; ACCOUNTING TERMS.

         1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

                  "AFFILIATE" shall mean, with respect to any specified Person,
         (i) any other Person that, directly or indirectly, owns or controls, or has the right to acquire, whether beneficially or of record, or as a trustee, guardian or other fiduciary (other than a commercial bank or trust company), five percent (5%) or more of the Capital Stock of such specified Person, (ii) any other Person that, directly or indirectly, controls, is controlled by, is under direct or indirect common control with, or is included in the Immediate Family of, such specified Person or any Affiliate of such specified Person, or (iii) any officer, director, joint venturer, partner or member of such specified Person, or any Person included in the Immediate Family of any of the foregoing. For the purposes of this definition, the term "CONTROL," when used with respect to any specified Person, shall mean the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative of the foregoing. Notwithstanding anything to the contrary, for the purposes of this Agreement and the other Investment Documents, neither the Purchaser nor any of its Affiliates, officers, directors, partners or employees shall be deemed to be an Affiliate of the Company or any other Company Party.

                  "AGREEMENT" shall mean this Agreement, together with the Exhibits and the Disclosure Schedules, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "AIRLINE INTERIORS" shall have the meaning set forth in the preamble.

                  "AIRLINE INTERIORS BUYER" shall mean Weber Aircraft, Inc., a Delaware corporation, as "purchaser" under the Airline Interiors Sale Agreement.

                  "AIRLINE INTERIORS SALE" shall mean the sale by Airline Interiors to the Airline Interiors Buyer of all or substantially all of its assets pursuant to the terms of the Airline Interiors Sale Agreement.

                  "AIRLINE INTERIORS SALE AGREEMENT" shall mean the Asset Purchase Agreement dated as of December 24, 1999, by and among Airline Interiors, SimTech, the Company and the Airline Interiors Buyer, with respect to the Airline Interiors Sale.

                  "ALTERNATIVE TRANSACTION" shall have the meaning set forth in
         SECTION 5.3.

                  "ALTERNATIVE TRANSACTION FEE" shall have the meaning set forth in SECTION 12.4.

                  "APPLICABLE LAWS" shall mean all applicable provisions of all
         (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) any Consents of any Governmental Authority and (iii) any orders, decisions, rulings, judgments or decrees of any Governmental Authority.

                  "ARTCRAFT INDUSTRIES" shall have the meaning set forth in the preamble.

                  "ASSET SALE" shall mean any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) by the Company or any other Company Party, including any disposition by means of a merger, consolidation or similar transaction, of (i) any shares of Capital Stock of any Company Party (other than the Company) or (ii) any other assets of the Company or any other Company Party other than inventory in the ordinary course of business.

                  "ASSIGNEE" shall have the meaning set forth in SECTION 13.5.

                  "ASSIGNMENT" shall mean an assignment or other transfer of any Note pursuant to the terms of such Note.

                  "AUDIT REPORTS" shall mean any reports issued by any Governmental Authority with respect to the compliance or non-compliance of the Company or any of its

         Subsidiaries with Applicable Laws with respect to its customer contracts to which any Governmental Authority is a party.

                  "BANK" shall mean The CIT Group/Business Credit, Inc., a New York corporation.

                  "BANK CREDIT AGREEMENT" shall mean the Financing Agreement dated of even date herewith, among the Bank, the Company and the other Company Parties.

                  "BANK CREDIT DOCUMENTS" shall mean the Bank Credit Agreement and all notes and other instruments, guaranties, security agreements, pledge agreements and other documents contemplated by the Bank Credit Agreement and executed and delivered in connection therewith.

                  "BANKRUPTCY LAWS" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.) and any similar federal or state law for the relief of debtors, as amended from time to time.

                  "BARCLAYS MORTGAGE" shall mean the Mortgage (Fixed) dated December 31, 1997, between Barclays Mercantile Business Finance Limited and Simula Automotive UK.

                  "BENEFIT PLAN" shall have the meaning set forth in SECTION
         3.16.

                  "BOARD OF DIRECTORS" shall mean, with respect to any Person, the board of directors (or similar governing body) of such Person.

                  "BRIDGE FEE" shall have the meaning set forth in SECTION 9.19.

                  "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or, in the City of New York, New York or in Los Angeles, California, a day on which banking institutions are authorized or required by law to close.

                  "C&C NOTES" shall mean, collectively, (i) the Promissory Note dated October 21, 1999, issued by Coach & Car Equipment Corp. in favor of CCEC in the original principal amount of $8,118,008, and (ii) the Promissory Note dated October 21, 1999, issued by Coach & Car Equipment Corp. in favor of CCEC in the original principal amount of $1,996,000, in each case as amended, supplemented or otherwise modified from time to time in accordance with SECTION 10.10.

                  "CAPITAL EXPENDITURES" shall mean, for any period, all expenditures of the Company and its Subsidiaries (whether paid in cash or accrued or financed by the incurrence of Indebtedness) during such period, including all Capital Lease Obligations, for any property, plant, equipment or other fixed assets, or for improvements thereto, or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year or are required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

                  "CAPITAL LEASE" shall mean any lease or agreement of the Company or its Subsidiaries for property (whether real, personal or mixed) which has been or is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" shall mean all liabilities or other obligations for the payment of rent for any property (whether real, personal or mixed) which has been or is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP with respect to a Capital Lease.

                  "CAPITAL STOCK" shall mean, with respect to any Person, (i) if such Person is a corporation, any and all shares of capital stock, participations in profits or other equivalents (however designated) or other equity interests of such Person, (ii) if such Person is a limited liability company, any and all membership units or other interests, or
         (iii) if such Person is a partnership or other entity, any and all partnership or entity units or other interests.

                  "CASH INTEREST EXPENSE" shall mean, for any period, without duplication and only to the extent deducted in determining Net Income
         (Loss), calculated without regard to any limitation on the payment thereof and determined in accordance with GAAP, (i) total consolidated interest expense of the Company and its Subsidiaries (including, without limitation, interest paid to Affiliates and the portion of any Capitalized Lease Obligations allocable to interest expense), whether paid or accrued, MINUS (ii) to the extent included in total consolidated interest expense, any non-cash interest expense, including, without limitation, any payment-in-kind interest, amortization of original issue discount, non-cash losses on hedging agreements and amortization of capitalized up-front costs..

                  "CCEC" shall have the meaning set forth in the preamble.

                  "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events:

                           (i) any "person" (other than the Purchaser) or
                  "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) of the Exchange Act, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act (PROVIDED that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of (a) fifty percent (50.0%) or more of the voting power of the Voting Stock of the Company or (b) if a "Change of Control" under any Simula Change of Control Agreement shall concurrently occur and any "Compensation" (as such term is defined therein) or other consideration is thereafter required to be paid to the Simula Change of Control Party who is a party thereto, twenty percent (20.0%) or more of the voting power of the Voting Stock of the Company;

                           (ii) the sale, transfer, assignment, lease,
                  conveyance or other disposition, directly or indirectly, of all or substantially all of the assets of the Company or any other Company Party shall have occurred;

                           (iii) the Company merges, consolidates or amalgamates
                  with or into any other Company Party or any other Person, or any other Company Party or any other Person merges, consolidates or amalgamates with or into the Company, and in any such event any Person who is not an Affiliate of the Company as of the date hereof acquires "control" (as such term is defined in the definition of "Affiliate") of the Company;

                           (iv) Donald W. Townsend shall cease to be the
                  President and Chief Executive Officer of the Company with significant daily senior management responsibilities, PROVIDED that the Company does not replace Mr. Townsend with an individual who is reasonably acceptable to the Purchaser within ninety (90) days after Mr. Townsend's effective resignation or termination date;

                           (v) James A. Saunders shall cease to be the Chief
                  Operating Officer of the Company with significant daily senior management responsibilities, PROVIDED that the Company does not replace Mr. Saunders with an individual who is reasonably acceptable to the Purchaser within ninety (90) days after Mr. Saunders's effective resignation or termination date;

                           (vi) (A) During the Fiscal Year ending December 31,
                  2000 or December 31, 2001, Stanley P. Desjardins shall sell, transfer or otherwise dispose of more than ten percent (10.0%) of the number of shares of Common Stock beneficially owned or held by him on January 1st of such Fiscal Year, or (B) during the Fiscal Year ending December 31, 2002 or December 31, 2003, Mr. Desjardins shall sell, transfer or otherwise dispose of more than fifteen percent (15.0%) of the number of shares of Common Stock beneficially owned or held by him on January 1st of such Fiscal Year (it being understood, by way of example, that if Mr. Desjardins beneficially owns 1,000,000 shares of Common Stock on January 1, 2000, he may sell up to 100,000 shares during the Fiscal

                  Year ending December 31, 2000; if Desjardins sells only 90,000 in such Fiscal Year, he may sell only 91,000 shares in the Fiscal Year ending December 31, 2001); notwithstanding the above, Mr. Desjardins may sell one million (1,000,000) shares of such Common Stock in addition to the shares permitted to be sold in clauses (A) and (B) above without causing a Change in Control under this clause (vi); or

                           (vii) the Board of Directors or the shareholders of
                  the Company or any other Company Party shall have approved any plan of liquidation or dissolution of the Company or any other Company Party, as applicable.

                  "CLOSING" shall have the meaning specified in SECTION 2.3.

                  "CLOSING DATE" shall have the meaning specified in SECTION
         2.3.

                  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the treasury regulations promulgated thereunder.

                  "COLLATERAL" shall mean the collateral under the Collateral Documents, however defined.

                  "COLLATERAL DOCUMENTS" shall mean, collectively, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the landlord waivers and consents, the notices of security interest in deposit accounts, the UCC financing statements and all other agreements, instruments and documents delivered from time to time in connection therewith or otherwise to secure the Obligations or any other obligations of the Company Parties or any other Person under this Agreement, the Notes or any other Investment Document, in each case as amended, restated, supplemental or otherwise modified from time to time.

                  "COMMISSION" shall mean the Securities and Exchange Commission, or any successor agency.

                  "COMMON STOCK" shall mean the common stock, $.01 par value per share, of the Company.

                  "COMPANY" shall have the meaning set forth in the preamble.

                  "COMPANY PARTY" and "COMPANY PARTIES" shall have the meaning set forth in the preamble.

                  "COMPOSITES" shall have the meaning set forth in the preamble.

                  "COMPANY INTELLECTUAL PROPERTY" shall have the meaning specified in SECTION 3.26.

                  "COMPANY SEC DOCUMENTS" shall mean all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including all exhibits, schedules and other information included or incorporated by reference therein) which are filed or are required to be filed by the Company (or any of its Subsidiaries) with the Commission under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, and all applications, filings, reports and other documents which are filed or are required to be filed by the Company with the NYSE.

                  "COMPANY STOCK PLANS" shall mean the 1992 Restricted Stock Plan, the 1992 Stock Option Plan, the 1994 Stock Option Plan, Employee Stock Purchase Plan and the 1999 Incentive Compensation Option Plan, in each case as in effect and amended to date.

                  "CONSENT" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, license, exemption or order of, any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including, without limitation, any Governmental Authority.

                  "CONTINGENT OBLIGATIONS" shall mean, with respect to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness or other obligation of another Person, including, without limitation, any direct or indirect guarantee of such Indebtedness (other than any endorsement for collection or deposit in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Indebtedness or obligation or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness or obligation (whether in the form of loans, advances, stock purchases, capital contributions, dividends or otherwise), letters of credit and reimbursement obligations for letters of credit,
         (ii) to provide funds to maintain the financial condition of any other Person, or (iii) otherwise to indemnify or hold harmless the holders of Indebtedness or other obligations of another Person against loss in respect thereof. The amount of any Contingent Obligation under clauses
         (i) and (ii) above shall be the maximum amount guaranteed or otherwise supported by the Contingent Obligation.

                  "CONVERTIBLE SECURITIES" shall mean, with respect to any Person, any securities or other obligations issued or issuable by such Person or any other Person that are exercisable or exchangeable for, or convertible into, any Capital Stock of such Person, including, without limitation, with respect to the Company, the Series A Preferred.

                  "DEFAULT" shall mean any Event of Default or any event or condition which, with the giving of notice or the lapse of time or both, becomes an Event of Default.

                  "DESJARDINS NOTES" shall mean (i) the Promissory Note dated October 15, 1999, issued by the Company in favor of Stanley P. Desjardins in the original principal amount of $1,000,000, and (ii) the Promissory Note dated December 31, 1999 and effective December 14, 1999 (the "REMAINING DESJARDINS NOTE"), issued by the Company in favor of Stanley P. Desjardins in the original principal amount of $1,000,000.

                  "DISCLOSURE SCHEDULES" shall have the meaning specified in the introductory paragraph of SECTION 3.

                  "EBITDA" shall mean, for any period, without duplication and determined on a consolidated basis and in accordance with GAAP:

                           (i) the sum of (A) Net Income (Loss), (B) interest expense deducted in determining Net Income (Loss) (including, without limitation, cash interest, payment-in-kind interest and amortization of original issue discount), (C) the amount of Taxes, based on or measured by income, deducted in determining Net Income (Loss), (D) the amount of depreciation and amortization expense deducted in determining Net Income (Loss), and (E) any extraordinary or unusual non-cash losses (PROVIDED that such extraordinary or unusual non-cash losses do not at any time result in any cash outlay), in each case for such period; MINUS

                           (ii) any extraordinary or unusual income or gains for such period.

                  "ENVIRONMENTAL CONDITIONS" shall mean any Release of any Hazardous Materials (whether or not such Release constituted at the time thereof a violation of any Environmental Laws) or any violation of any Environmental Law as a result of which any Environmental Person has or may become liable to any Person or by reason of which the business, condition or operations of such Environmental Person or any of its assets or properties may suffer or be subjected to any Lien or liability.

                  "ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating Releases or threatened Releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Without limiting the generality of the foregoing, the term "ENVIRONMENTAL LAWS" shall include the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.) ("RCRA"), the Federal Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws may be amended from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for the protection of human health or the environment.

                  "ENVIRONMENTAL PERSONS" shall mean, collectively, (i) the Company, any of its Subsidiaries and any of their respective Subsidiaries or other Affiliates, (ii) any other Person in which any of the Persons listed in clause (i) above was at any time, or is, a partner, joint venturer, member or other participant, and (iii) any predecessor or former partnership, joint venture, trust, association, corporation, limited liability company or other Person, whether in existence as of the date hereof or at any time prior to the date hereof, the assets, properties, liabilities or obligations of which have been acquired or assumed by any of the Persons listed in clause
         (i) above or to which any of the Persons listed in clause (i) above has succeeded.

                  "EQUITY RIGHTS" shall mean, with respect to any Person, any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Capital Stock of such Person, or any Convertible Securities of such Person, including, without limitation, any options or similar rights issued or issuable under any employee stock option plan, pension plan or other employee benefit plan of such Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, including the rules and regulations promulgated thereunder, in each case as amended from time to time.

                  "ERISA AFFILIATE" shall mean any Person that is or was a member of the controlled group of corporations or trades or businesses (as defined in Sections (b), (c), (m) or (o) of Section 414 of the
         Code) of which any Company Party is or was a member at any time within the last six (6) years.

                  "EVENT OF DEFAULT" shall have the meaning specified in SECTION 11.1.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "EXISTING INDEBTEDNESS" shall have the meaning set forth in
         SECTION 3.12.

                  "EXISTING LIENS" shall have the meaning set forth in SECTION 3.12.

                  "FEE LETTER" shall have the meaning set forth in SECTION
         6.7(l).

                  "FINANCIAL STATEMENTS" shall have the meaning specified in
         SECTION 3.10(a).

                  "FISCAL QUARTER" shall mean any quarter of a Fiscal Year.

                  "FISCAL YEAR" shall mean the fiscal year of the Company, which shall be the twelve (12) month period ending on December 31 in each calendar year, or such other period as the Company may designate in writing and the Purchaser may approve in writing.

                  "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any period, the ratio of (i) EBITDA for such period to (ii) Fixed Charges for such period.

                  "FIXED CHARGES" shall mean, for any period and without duplication, the sum of (i) Cash Interest Expense; (ii) scheduled payments of principal on any Indebtedness of the Company and its Subsidiaries, not including Indebtedness under the Term A Note or the Term Loan Promissory Note made payable to the Bank in the principal amount of $5,000,000 repaid due to the consummation of the Airline Interiors Sale or any Asset Sale; (iii) Capitalized Lease Obligations of the Company or any of its Subsidiaries for such period representing principal and having a scheduled due date; (iv) Cash Taxes of the Company and its Subsidiaries, based on or measured by income; (v) cash dividends or distributions, if any, paid by the Company or any of its Subsidiaries; and (vi) Capital Expenditures, in each case for such period.

                  "FULLY DILUTED BASIS" shall mean, at any time, a basis that includes all shares of Capital Stock of the Company issued and outstanding at such time and all additional shares of Capital Stock of the Company which would be issued upon the conversion or exercise of all Equity Rights of the Company outstanding at such time.

                  "GAAP" shall mean generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect on the date hereof, applied on a basis consistent with prior periods.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Commission and the United States Environmental Protection Agency ("EPA")), and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  "GUARANTIED OBLIGATIONS" shall have the meaning set forth in the Guaranty.

                  "GUARANTORS" shall have the meaning set forth in the Guaranty.

                  "GUARANTY" shall mean a Joint and Several Continuing Guaranty made by the Company Parties in favor of the Purchaser, in form and substance satisfactory to the Purchaser, as amended, supplemented or otherwise modified from time to time.

                  "HAZARDOUS MATERIALS" shall mean any substance (i) the presence of which requires investigation or remediation under any Applicable Laws; (ii) that is defined or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Laws (including, without limitation, CERCLA or RCRA); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which on any real property causes or threatens to cause a nuisance upon the real property or to adjacent properties or poses or threatens to pose a hazard to any real property or to the health or safety of Persons on or about any real property; or (v) that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

                  "HAZARDOUS MATERIALS CLAIM" shall have the meaning set forth in SECTION 9.15.

                  "HOLDER" shall mean a Term A Note Holder or Term B Note Holder, as the case may be, and the term "HOLDERS" shall mean, collectively, the Term A Note Holder and the Term B Note Holder.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "ICSE" shall have the meaning set forth in the preamble.

                  "IMMEDIATE FAMILY" of a Person includes such Person's spouse, and the parents, children and siblings of such Person or his or her spouse and their spouses and other Persons related to the foregoing by blood, adoption or marriage within the second degree of kinship, and, with respect to any officer or director of the Company, shall also include any Person who is or was a personal friend of such officer or director prior to becoming a business associate of such officer or director.

                  "INDEBTEDNESS" shall mean, with respect to any Person and without duplication, (i) any indebtedness, liabilities or other obligations, contingent or otherwise, for borrowed money; (ii) all obligations evidenced by bonds, notes, debentures or similar instruments; (iii) all obligations to pay the deferred purchase or acquisition price of property or services (other than trade accounts payable arising in the ordinary course of business so long as such trade accounts payable are less than sixty (60) days past their due dates) and any installment payment non-compete agreements; (iv) all Capital Lease Obligations; (v) all obligations of others secured by a Lien to which any property or assets owned by such Person is subject, whether or not the obligations secured thereby have been assumed by such Person; (vi) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers' acceptances;
         (vii) all obligations under facilities for the discount or sale of receivables; (viii) the maximum fixed repurchase price of any redeemable Capital Stock of such Person; (ix) all Contingent Obligations; and (x) all obligations which are required to be classified as long-term liabilities on the balance sheet of such Person under GAAP as liabilities.

                  "INDEMNIFIED ENVIRONMENTAL COSTS" shall mean all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all reasonable consultant, expert and legal fees and reasonable expenses of counsel) incurred in connection with any Hazardous Materials Claim, any investigation of Site conditions or any clean-up, Remedial Work or other remedial, removal or restoration work (whether of any Real Property or any other real property), or any resulting damages, harm or injuries to the Person or property of any third parties or to any natural resources.

                  "INDEMNIFIED PARTIES" shall have the meaning specified in
         SECTION 8.2.

                  "INITIAL FINANCIAL PROJECTIONS" shall have the meaning set forth in SECTION 6.17.

                  "INTAERO LTD" shall mean Intaero, Ltd., an Arizona corporation and a wholly owned Subsidiary of the Company.

                  "INTANGIBLE ASSETS" shall mean the book value of all intangible assets (as defined under GAAP) shown on the consolidated balance sheet of the Company and its Subsidiaries, including, without limitation, organization costs, securities issuance costs, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Company and its Subsidiaries), covenants not to compete, patents, trademarks, copyrights, trade secrets, customer lists, know-how, licenses, contracts, franchises, software costs, research and development costs, investments in and monies from Affiliates and any other intangible assets.

                  "INTELLECTUAL PROPERTY" shall mean all (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iv) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, without limitation, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, (vi) computer software,
         (vii) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all the foregoing, in whatever form or medium,
         (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (xi) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean a Grant of Security Interest in Patents, Trademarks and Licenses made by the Company Parties.

                  "INTERCREDITOR AGREEMENT" shall mean an Intercreditor Agreement between the Bank and the Purchaser, and acknowledged by the Company.

                  "INVESTMENT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Warrant, the Registration Rights Agreement, the Guaranty, the Collateral Documents, the Investor Rights Agreement, the Fee Letter, the Intercreditor Agreement, the supplements to the Simula Change of Control Agreements (referred to in SECTION 6.7(j)) and all other agreements, instruments, certificates, closing and other letters and other documents executed and/or delivered in connection herewith or therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "INVESTMENTS" shall mean, as applied to any Person, (i) any direct or indirect acquisition by such Person of Capital Stock, other securities or other interests of, or investments in, any other Person, or all or any substantial part of the business or assets of any other Person, and (ii) any direct or indirect loan, advance or capital contribution by such Person to any other Person.

                  "INVESTOR RIGHTS AGREEMENT" shall mean an Investor Rights Agreement, in form and substance satisfactory to the Purchaser, among the Company, the Principal Shareholders and the Purchaser.

                  "LEVERAGE RATIO" shall mean, with respect to any period, the ratio of (i) the sum of (A) total Indebtedness of the Company and its Subsidiaries at the end of such period PLUS (B) all Capital Leases existing at the end of such period, LESS $200,000, to (ii) EBITDA for such period or such other period, as applicable.

                  "LIEN" shall mean any lien, pledge, mortgage, security interest, charge or encumbrance of any kind (including, without limitation, the interest of a lessor under a Capital Lease having substantially the same economic effect), any agreement to give or refrain from giving any lien, pledge, mortgage, security interest, charge or other encumbrance of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of any financing statement or other similar form of notice under the laws of any jurisdiction.

                  "LOSSES" shall have the meaning specified in SECTION 8.2.

                  "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, or any successor thereto (the "FEDERAL RESERVE BOARD"), as amended from time to time.

                  "MARGIN STOCK" shall mean "margin stock" as defined in the Margin Regulations.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean a material adverse effect on or material adverse change in, as the case may be, (i) the business, assets, condition (financial or otherwise), properties (whether real, personal or otherwise), operations, profitability or prospects of the Company and its Subsidiaries, individually or taken as a whole, (ii) the ability of the Company or any of its Subsidiaries to perform its or their obligations under this Agreement or any other Investment Document to which it is a party or (iii) the validity or enforceability of this Agreement or any other Investment Document.

                  "MATERIAL CONTRACTS" shall have the meaning set forth in
         SECTION 3.13.

                  "MONTHLY REPORTING PACKAGE" shall have the meaning set forth in SECTION 9.3.

                  "NASDAQ" shall mean The Nasdaq National Market System or The Nasdaq SmallCap Market, as the case may be, or any successor reporting system thereof.

                  "NET AVAILABLE CASH" from any Asset Sale shall mean the sum of: (i) net cash payments received therefrom (including any cash payments received by way of deferred payment of principal but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the property that is the subject of such Asset Sale or received in any other non-cash form); and (ii) net cash payments received upon the sale, conversion, collection or other liquidation of any non-cash proceeds therefrom (including notes, debt securities, other rights to payment, Capital Stock or other consideration received from any Asset Sale). For purposes of this definition, the term "NET" means net of (a) the principal amount of any Indebtedness secured by a Permitted Lien on the assets subject to and required to be prepaid, and actually prepaid, upon such Asset Sale, (b) all legal, title, transfer and recording Taxes payable as a result of such Asset Sale, and any reasonable professional fees and expenses, reasonable broker's commissions, fees to investment bankers, severance costs and other reasonable out-of-pocket expenses of sale paid to any Person attributable to such Asset Sale, and (c) any income Taxes reasonably estimated by the Company to be payable in respect of such Asset Sale.

                  "NET INCOME (LOSS)" shall mean, for any period, net income
         (loss) after Taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, all computed in accordance with GAAP.

                  "90-DAY RECEIVABLES" shall mean, at any time, the total consolidated trade receivables of the Company and its Subsidiaries, determined in accordance with GAAP, that are then outstanding ninety
         (90) days past the invoice date.

                  "1997 INDENTURE" shall mean the Indenture dated as of April 1, 1997, as supplemented by Supplement No. 1 dated as of October 15, 1998, among the Company, the Subsidiaries of the Company party thereto, as "Subsidiary Guarantors" (as such term is defined therein) and Bank One, Columbus, NA, as trustee thereunder, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with SECTION 10.10.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "NOTE" or "NOTES" shall have the meaning set forth in SECTION 2.1, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments.

                  "OBLIGATIONS" shall mean any and all present and future loans, advances, Indebtedness, claims, guarantees, liabilities or obligations of the Company Parties, or of any other Person for or on behalf of the Company Parties, owing to the Purchaser, any Affiliate of the Purchaser or any Indemnified Party, of whatever nature, character or description, arising under or in connection with this Agreement, the Notes, the Warrant, the Registration Rights Agreement, the Guaranty, the Collateral Documents, the Investor Rights Agreement and any other Investment Document or otherwise, any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including, without limitation, attorneys' fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including, without limitation, post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

                  "OBLIGOR" shall have the meaning set forth in the Guaranty.

                  "OPERATING LICENSES" shall mean, collectively, all licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations of all Governmental Authorities necessary or advisable to the conduct of the businesses of the Company or any of its Subsidiaries.

                  "OTHER DEBT DOCUMENT" shall mean any agreement, instrument or other document evidencing or governing any Indebtedness of the Company or any other Company Party other than the Notes and any other Investment Document, but including, without limitation, the Bank Credit Documents.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA.

                  "PERMITTED ALTERNATIVE TRANSACTION" shall have the meaning set forth in SECTION 5.3.

                  "PERMITTED INVESTMENTS" shall mean any one or more of the following:

                           (i) any direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America, all of which mature within three (3) months from the date of acquisition thereof; or

                           (ii) any interest-bearing demand or time deposits or certificates of deposit that mature no more than sixty (60) days from the date of creation thereof and that are either (a) insured by the Federal Deposit Insurance Corporation or (b) held in any United States commercial bank having general obligations rated at least "AA" or equivalent by Standard & Poor's Rating Group Corporation or Moody's Investors Service, Inc. and having capital and surplus of at least $500,000,000 or the equivalent.

                  "PERMITTED LIENS" shall mean:

                           (i) judgment and attachment Liens in connection with
                  (a) judgments that do not constitute an Event of Default so long as the judgment creditor has not succeeded in the foreclosure thereof and reserves have been established to the extent required by GAAP as in effect at such time and (b) litigation and legal proceedings that are being contested in good faith by appropriate proceedings (or as to which the Company or any of its Subsidiaries, as the case may be, is preparing to promptly initiate appropriate proceedings) so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any of its Subsidiaries) in excess of $100,000;

                           (ii) Liens for Taxes, assessments or other
                  governmental charges or levies on property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings;

                           (iii) pledges or deposits by the Company or any of
                  its Subsidiaries under worker's compensation laws, unemployment insurance laws or similar legislation;

                           (iv) Liens on the property of the Company or any of
                  its Subsidiaries incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of- money bonds, surety or indemnity bonds or other obligations of like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                           (v) Liens imposed by operation of law, such as
                  carriers', warehousemen's and mechanics' Liens, on property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations which are not more than sixty (60) days past due or are being contested in good faith by appropriate proceedings and, if required by GAAP, are appropriately reserved for on the books of the Company or such Subsidiary, as the case may be; and

                           (vi) utility easements, building restrictions and
                  such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

         PROVIDED, HOWEVER, that each of the Liens described in the foregoing clauses (i) through (vi) inclusive shall only constitute a Permitted Lien so long as such Liens do not materially interfere with the conduct of the Company Parties' business, individually or taken as a whole, or create a Material Adverse Change.

                  "PERSON" shall mean any individual, trustee, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership and other entity or any Governmental Authority.

                  "PLEDGE AGREEMENT" shall mean a Pledge Agreement by and among the Company, SimTech, SASD and STI, as "Pledgors," on the one hand, and the Purchaser, on the other hand.

                  "POLYMER" shall have the meaning set forth in the preamble.

                  "PRINCIPAL SHAREHOLDERS" shall mean, collectively, Stanley P. Desjardins, Donald W. Townsend, James A. Saunders and Bradley P. Forst.

                  "PRO FORMA CLOSING BALANCE SHEET" shall have the meaning specified in SECTION 3.10(c).

                  "PURCHASE PRICE" shall have the meaning specified in SECTION 2.2.

                  "PURCHASER" shall have the meaning set forth in the preamble.

                  "REAL PROPERTY" shall mean any and all real property now or hereafter owned, leased or operated by the Company and/or its Subsidiaries.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean a Registration Rights Agreement, in form and substance satisfactory to the Purchaser, between the Company and the Purchaser.

                  "RELEASE" shall mean any release (whether threatened or actual), migration, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, seeping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Laws.

                  "REMEDIAL WORK" shall have the meaning set forth in SECTION 9.15.

                  "RESTRICTED PAYMENT" shall mean any one or more of the following:

                           (i) any dividend or other distribution (whether made in cash, securities or other property), whether direct or indirect, declared or paid on account of or with respect to any Capital Stock or other securities of the Company or any of its Subsidiaries now or hereafter outstanding, except for any dividend payable by the Company to the holders of the Series A Preferred pursuant to the terms of its charter;

                           (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding;

                           (iii) any payment or prepayment of principal of premium, if any, or interest, fees or other charges on or with respect to, or any redemption, purchase or other acquisition for value, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness;

                           (iv) any management, consulting or similar fees or other payments payable by the Company or any of its Subsidiaries to any of its or their Affiliates, other than payments made by the Company's Subsidiaries of the Company to the Company in respect of the typical charge imposed by the Company on its Subsidiaries with reference to the so-called "Corporate Allocation" and consistent with past practices and supplemented by appropriate documentation; and

                           (v) any Investment (other than Permitted Investments) in any Person.

                  "SASD" shall have the meaning set forth in the preamble.

                  "SECURITIES" shall have the meaning specified in SECTION 2.1.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "SECURITY AGREEMENT" shall mean a Security Agreement made by the Company Parties in favor of the Purchaser.

                  "SENIOR INDEBTEDNESS" shall mean the principal amount of premium, if any, and interest on any Indebtedness of the Company, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless such Indebtedness is contractually subordinate or junior in right of payment to the Indebtedness evidenced by the Notes.

                  "SENIOR SUBORDINATED INDEBTEDNESS" shall mean, collectively,
         (i) Indebtedness of the Company outstanding under the 8% Senior Subordinated Convertible Notes due May 1, 1994 (the "8% NOTES"), issued under the 1997 Indenture; (ii) Indebtedness of the Company outstanding under the 9 1/2% Senior Subordinated Notes due 2003 (the "9 1/2% NOTES"), issued under the 1997 Indenture; and (iii) any other subordinated Indebtedness of the Company which specifically provides that such subordinated Indebtedness is to rank PARI PASSU with the Indebtedness evidenced by the 8% Notes and the 9 1/2% Notes and is not subordinated by its terms to any other Indebtedness or other obligations of the Company which is not Senior Indebtedness, PROVIDED that such other subordinated Indebtedness is evidenced or governed by provisions that are satisfactory to the Purchaser, in each case as amended, supplemented, modified, refinanced, renewed, replaced, restructured or exchanged from time to time in accordance with SECTION 10.10.

                  "SERIES A PREFERRED" shall mean the Series A Convertible Preferred Stock, par value $.05 per share, of the Company.

                  "SIMTECH" shall have the meaning set forth in the preamble.

                  "SIMULA AUTOMOTIVE UK" shall have the meaning set forth in the preamble.

                  "SIMULA CHANGE OF CONTROL AGREEMENTS" shall mean (i) the Amended and Restated Change of Control Employment Agreement dated as of January 1, 1998, between the Company and Donald W. Townsend (the "TOWNSEND CHANGE OF CONTROL AGREEMENT"); (ii) the Change of Control Employment Agreement dated as of January 1, 1998, between the Company and James A. Saunders (the "SAUNDERS CHANGE OF CONTROL AGREEMENT");
         (iii) the Amended and Restated Change of Control Employment Agreement dated as of March 2, 1999, between the Company and James C. Dodd (the "DODD CHANGE OF CONTROL AGREEMENT"); and (iv) the Amended and Restated Change of Control Employment Agreement dated as of January 1, 1998, between the Company and Bradley P. Forst (the "FORST CHANGE OF CONTROL AGREEMENT").

                  "SIMULA CHANGE OF CONTROL PARTIES" shall mean (i) Donald W. Townsend, with respect to the Townsend Change of Control Agreement;
         (ii) James A. Saunders, with respect to the Saunders Change of Control Agreement; (iii) James A. Dodd, with respect to the Dodd Change of Control Agreement; and (iv) Bradley P. Forst, with respect to the Forst Change of Control Agreement.

                  "SIMULA PROTECTIVE UK" shall Simula Protective Systems Limited, a company organized and existing under the laws of the United Kingdom.

                  "SITE" shall mean any real property previously, currently or hereafter owned, leased or operated by any Environmental Person.

                  "SOLVENT" shall mean, with respect to any Person, that on the date of determination: (i) the present fair saleable value of the assets of such Person will exceed the amount that will be required to pay the probable liability on the existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person as they become absolute and matured; (ii) the sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person will not exceed all of the property of such Person at a fair valuation; and (iii) the capital of such Person will not be unreasonably small for such Person to carry on its businesses.

                  "SSSI" shall have the meaning set forth in the preamble.

                  "STI" shall have the meaning set forth in the preamble.

                  "SUBORDINATED INDEBTEDNESS" shall mean any and all Indebtedness of any Company Party, whether now outstanding or hereafter created, incurred, assumed or guaranteed, that is subordinate or junior in right of payment to the Indebtedness evidenced by the Notes or the Guaranty, as the case may be, pursuant to a written agreement to that effect, as such Indebtedness of any Company Party may be refinanced, renewed, replaced, restructured or exchanged from time to time in accordance with SECTION 10.10.

                  "SUBSIDIARY" and "SUBSIDIARIES" shall mean, with respect to any specified Person, any other Person of which more than ten percent (10.0%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such specified Person. Unless otherwise indicated, the term "SUBSIDIARY" refers to a Subsidiary of the Company, whether directly or indirectly owned.

                  "TANGIBLE NET WORTH" shall mean, with respect to the Company and its Subsidiaries on any date and without duplication, (i) the sum of (a) the excess of the book value of assets over liabilities at such time, determined on a consolidated basis in accordance with GAAP, and
         (b) the amount shown for redeemable warrants on the consolidated balance sheet of the Company and its Subsidiaries at such time, MINUS
         (ii) Intangible Assets at such time.

                  "TAX" or "TAXES" shall mean any present and future income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

                  "TERM A NOTE" shall have the meaning set forth in SECTION 2.1.

                  "TERM B NOTE" shall have the meaning set forth in SECTION 2.1.

                  "TERM A NOTE HOLDER" shall mean any Person (including, without limitation, the Purchaser) in whose name any Term A Note is registered in the register required to be maintained by the Company Parties pursuant to SECTION 10 of the Term A Note.

                  "TERM B NOTE HOLDER" shall mean any Person (including, without limitation, the Purchaser) in whose name any Term B Note is registered in the register required to be maintained by the Company Parties pursuant to SECTION 10 of the Term B Note.

                  "TERMINATION EVENT" shall mean (i) the Company, any Benefit Plan or any fiduciary (within the meaning of Section 3(21) of ERISA) of a Benefit Plan being named as a defendant in a lawsuit filed under ERISA; (ii) the Internal Revenue Service giving notice that it intends to revoke the tax-qualified status of any Benefit Plan; (iii) the occurrence of a "Reportable Event" described in Section 4043 of ERISA with respect to a Benefit Plan, regardless of whether the PBGC has waived the notice requirements with respect to such event in its regulations; (iv) the imposition of liability (whether absolute or contingent) as a result of a complete or partial withdrawal from a multiemployer plan; (v) the filing of a notice to terminate a Benefit Plan in a distress termination under Section 4041(c) of ERISA; (vi) the institution of proceedings by the PBGC to terminate a Benefit Plan or to appoint a trustee pursuant to Section 4042 of ERISA, or the occurrence of any event or set of circumstances that might reasonably constitute grounds for the PBGC to do either; (vii) the restoration of a plan by the PBGC pursuant to Section 4047 of ERISA; or (viii) the Company's withdrawal from a single-employer plan during the plan year in which it is a substantial employer pursuant to Section 4063 of ERISA.

                  "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning specified in SECTION 3.26.

                  "TOTAL RECEIVABLES" shall mean, at any time, the total consolidated trade receivables of the Company and its Subsidiaries at such time, determined in accordance with GAAP.

                  "UCC" shall mean the Uniform Commercial Code, as adopted and in force in the State of California as from time to time in effect, and the Uniform Commercial Code of any other jurisdiction as required under Division 9103 of the California Commercial Code.

                  "VOTING STOCK" of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "WARRANT" shall have the meaning set forth in SECTION 2.1.

                  "WARRANT SHARES" shall have the meaning set forth in the Warrant.

                  "YEAR 2000 COMPLIANT" shall have the meaning set forth in
         SECTION 3.39.

         1.2 ACCOUNTING TERMS AND COMPUTATIONS. For purposes of this Agreement,
(a) all accounting terms used in this Agreement that are not expressly defined herein have the meanings given to them under GAAP, (b) all computations made pursuant to this Agreement or any other Investment Document shall be made in accordance with GAAP and (c) all financial statements and other financial information to be delivered by the Company or any of its Subsidiaries hereunder or under any other Investment Document shall be prepared in accordance with GAAP, except that any interim financial statements or other financial information which are unaudited may be subject to year-end audit adjustments and may omit footnotes.

         1.3 INDEPENDENCE OF COVENANTS. All covenants and agreements under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         1.4 CAPTIONS; CONSTRUCTION AND INTERPRETATION. The captions in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

         1.5 DETERMINATIONS. Any determination or calculation contemplated by this Agreement or any other Investment Document that is made by the Purchaser shall be final and conclusive and binding upon the Company in the absence of manifest error.

         1.6 KNOWLEDGE OF THE COMPANY. Whenever the term "knowledge of the Company Parties," "knowledge of any Company Party" or "best knowledge of the Company and its Subsidiaries" or words of similar import are used in this Agreement or any other Investment Document with respect to the existence or absence of any fact, it shall mean that any one or more of the Principal Shareholders knows or should have known, based upon reasonable inquiry, of the existence or absence of such fact.

2.       PURCHASE AND SALE OF THE SECURITIES.

         2.1 AUTHORIZATION. The Company Parties have authorized the joint and several issuance and sale to the Purchaser of (a) a Secured Senior Note Due 2000 in the principal amount of $5,000,000, in substantially the form of EXHIBIT A-1 (as the same may be amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time, the "TERM A NOTE"), and (b) a Secured Senior Note Due 2003 in the principal amount of $15,000,000, in substantially the form of EXHIBIT A-2 (as the same may be amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time, the "TERM B NOTE" and, together with the Term A Note, the "NOTES", and the term "NOTE" shall refer to either the Term A Note or the Term B Note, as applicable). In addition, the Company has authorized the issuance and sale to the Purchaser of a Warrant to Purchase 850,000 Shares of Common Stock, in substantially the form of EXHIBIT B (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "WARRANT"). The Notes and the Warrant are collectively referred to herein as the "SECURITIES."

         2.2 PURCHASE OF THE SECURITIES; ISSUE PRICE. Subject to the terms and conditions contained herein and in the other Investment Documents, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, the Company Parties shall jointly and severally issue and sell to the Purchaser the Notes, the Company shall issue and sell to the Purchaser the Warrant, and the Purchaser shall purchase the Securities from the Company. The aggregate purchase price to be paid by the Purchaser for the Securities (the "PURCHASE PRICE") shall be $20,000,000, payable as provided in SECTION 2.3. The Company Parties, on the one hand, and the Purchaser, on the other hand, agree that, for purposes of Section 1271 ET SEQ. of the Code, the original issue price of the Term A Note will be 93.825% of its principal amount, the original issue price of the Term B Note will be 93.825% of its principal amount and the original issue price of the Warrant will be $1,235,000, and that this agreement is intended to constitute an agreement as to the issue prices of the Securities for all federal, state and local income tax purposes.

         2.3 CLOSING. The closing of the issuance and sale of the Securities under this Agreement (the "CLOSING") shall take place at the offices of Riordan & McKinzie, 300 South

Grand Avenue, Suite 2900, Los Angeles, California 90071, on the date hereof or as soon as practicable thereafter immediately following the satisfaction or waiver of the conditions precedent set forth in SECTION 6 and SECTION 7 (such date being referred to as the "CLOSING DATE"), subject to SECTION 12.1. At the Closing, the Company Parties shall deliver to the Purchaser, among other things, the Securities, duly executed by the Company Parties or the Company, as applicable, against delivery by the Purchaser of the Purchase Price (net of amounts permitted to be withheld pursuant to SECTIONS 6.3 and 8.5) by wire transfer in immediately available funds to such bank as the Company may request in writing for credit to an account designated by the Company in such request, PROVIDED, HOWEVER, that such request shall be consistent with the purposes set forth in SCHEDULE 3.37.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  To induce the
Purchaser to purchase the Securities under this Agreement, the Company Parties hereby jointly and severally represent and warrant to the Purchaser that, except as expressly set forth in the respective Disclosure Schedules (the "DISCLOSURE SCHEDULES"):

         3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has all requisite power and authority, and all Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated by the Company or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to result in a Material Adverse Effect.

         3.2 CORPORATE OR OTHER POWER. Each Company Party has the requisite power and authority to execute, deliver, carry out and perform its obligations under this Agreement and all other Investment Documents to which it is a party, including, without limitation, the power and authority to issue, sell and deliver the Securities to be issued and sold by it to the Purchaser hereunder.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement and each of the other Investment Documents to which any Company Party is a party, the issuance, sale and delivery by the Company Parties of the Securities as contemplated hereunder and the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company Parties, as applicable. This Agreement has been duly executed and delivered by the Company Parties and, at the Closing, each of the other Investment Documents will be duly executed and delivered by each Company Party that is a party thereto. This Agreement is, and each other Investment Document will at the Closing be, a legal, valid and binding obligation of each Company Party that is a party thereto, enforceable against each such Company Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

         3.4      SUBSIDIARIES.

                  (a) SCHEDULE 3.4 sets forth a true, complete and correct list of all of the direct and indirect Subsidiaries of the Company, setting forth, as to each such Subsidiary, its name, the address of its principal executive offices, its state or other jurisdiction of organization and its federal and state Tax identification numbers. The Company owns, directly or indirectly, all of the issued and outstanding shares of Capital Stock of each Subsidiary set forth on SCHEDULE 3.4. Except as set forth on SCHEDULE 3.4, no Subsidiary of the Company owns or holds any Capital Stock of any other Person.

                  (b) Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of organization and has all requisite power and authority, and all Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

                  (c) Each Subsidiary of the Company is duly qualified or licensed to do business in good standing in each jurisdiction in which the character of the properties or assets owned, leased or operated by such Subsidiary or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. SCHEDULE 3.4 also sets forth a true, complete and correct list of all states and other jurisdictions in which each of the Company's Subsidiaries is duly qualified or licensed to do business as a foreign corporation.

                  (d) Neither Simula Automotive UK nor Intaero Ltd. conducts any business, or have any commercial relationships (contractual or otherwise), with any Person other than the Company and the other Company Parties. Neither Simula Automotive UK nor Intaero Ltd. owns or holds any assets or properties or conduct any business, or maintain any commercial relationships (contractual or otherwise), with any Person, and is inactive.

                  (e) Except for Simula Protective UK and Intaero Ltd., all direct and indirect Subsidiaries of the Company are Company Parties.

                  (f) The representations set forth in SECTION 3.4(a), (b) and
(c) shall not be made with respect to Intaero Ltd..

         3.5 CONFLICT WITH OTHER INSTRUMENTS; EXISTING DEFAULTS; RANKING.

                  (a) Except as set forth in SCHEDULE 3.5(a), the execution, delivery and performance of this Agreement by the Company Parties and of each other Investment Document to which any Company Party is a party, the issuance, sale and delivery by the Company Parties of the Securities and the consummation of the other transactions contemplated hereby and thereby do not and will not violate (i) the charter or bylaws of any Company Party, in each case as in effect on the date hereof, (ii) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which any Company Party is a party or by which any of its or their properties or assets are bound (including, without limitation, any Material Contracts) or (iii) any Applicable Laws.

                  (b) Except as set forth in SCHEDULE 3.5(b), neither the Company nor any of its Subsidiaries is in default, breach or violation of (i) its charter or bylaws, as in effect as of the date hereof, (ii) any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which it is a party or by which any of its properties or assets are bound (including, without limitation, any Material Contracts) or (iii) any Applicable Laws. Without limiting the generality of the foregoing, there does not exist any "default" or "event of default" (in each case as defined in any Other Debt Document) or any default under any other credit or financing agreement to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

                  (c) Except as set forth in SCHEDULE 3.5(c), there are no contractual or other restrictions or limitations which prohibit the issuance and sale by any Company Party of the Securities as contemplated hereunder, prohibit or restrict any merger, sale of assets or other event which could cause a Change in Control, or otherwise prohibit any other financings by any Company Party, including, without limitation, any public or private debt or equity financings.

                  (d) The Indebtedness evidenced by the Notes constitutes Senior Indebtedness of the Company and is not subordinate or junior in right of payment to any other Indebtedness of the Company. Except as set forth in SCHEDULE 3.5(d), no Indebtedness of the Company ranks PARI PASSU with the Indebtedness evidenced by the Notes or with any other Obligations.

         3.6 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS. Except for the Consents listed in SCHEDULE 3.6 and those that have already been obtained or made, no Company Party is required to obtain any Consent from, or is required to make any declaration or filing with, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement or any other Investment Document, including, without limitation, the issuance, sale and delivery of the Securities, or for the purpose of maintaining in full force and effect any Operating Licenses. Each of the Consents which have been obtained or made in connection with the execution, delivery and performance of this Agreement or any other Investment Document is in full force and effect. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any such

Consent may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

         3.7 CAPITALIZATION.

                  (a) SCHEDULE 3.7(a) sets forth a true, correct and complete description of the authorized capital stock of the Company and the number of shares of each class of Capital Stock that is issued and outstanding as of the date hereof. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. Except as set forth on SCHEDULE 3.7(a) (which Schedule sets forth a true, correct and complete description of, with respect to each security, title, name of the holder or Person, as applicable, the number of shares of Capital Stock underlying such security, exercise price, expiration date and percentage of shares of such Capital Stock on a Fully Diluted Basis), as of the date hereof, there are: (i) no outstanding Equity Rights of the Company; (ii) to the best knowledge of the Company Parties, no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of the Company; (iii) no obligations or rights (whether fixed or contingent) on the part of the Company, any of its directors or officers or any Principal Shareholders or, to the best knowledge of the Company Parties, any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock of the Company or Equity Rights of the Company; and (iv) no agreements to which the Company, any of its directors or officers or any Principal Shareholder or, to the best knowledge of the Company Parties, any other Person is a party granting any other Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or Equity Rights of the Company. All shares of Capital Stock and Equity Rights of the Company that have been issued by the Company have been issued and offered in compliance with all applicable federal and state securities laws. Except as set forth on SCHEDULE 3.7(a), no additional shares of Capital Stock of the Company will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding securities of the Company on account of the issuance of the Securities, the exercise of the Warrant or the application of the "anti-dilution" provisions contained in the Warrant.

                  (b) SCHEDULE 3.7(b) sets forth a true, correct and complete description of the authorized capital stock of each Subsidiary of the Company, the number of shares of each class of Capital Stock of each such Subsidiary that is issued and outstanding as of the date hereof, the certificate number(s) representing such number of shares and the owner of record of such issued and outstanding shares. All of the issued and outstanding shares of Capital Stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of any such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock.

Except as set forth on SCHEDULE 3.7(b) (which Schedule sets forth a true, correct and complete description of, with respect to each security, title, name of the holder, number of shares of Capital Stock underlying such security, exercise price, expiration date and percentage of shares of such Capital Stock on a Fully Diluted Basis), there are: (i) no outstanding Equity Rights of any Subsidiary of the Company; (ii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of any such Subsidiary; (iii) no obligations or rights (whether fixed or contingent) on the part of any such Subsidiary or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock or Equity Rights of any such Subsidiary; and (iv) no agreements granting any Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or Equity Rights of any such Subsidiary. All shares of Capital Stock and Equity Rights any such Subsidiary that have been issued by such Subsidiary have been issued and offered in compliance with all applicable federal and state securities laws. No additional shares of Capital Stock of any Subsidiary of the Company will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding securities of any such Subsidiary on account of the issuance of the Securities, the exercise of the Warrant or the application of the "anti-dilution" provisions contained in the Warrant.

         3.8 VALIDITY AND ISSUANCE OF WARRANT SHARES. The Warrant Shares have been duly authorized and reserved and, when issued, delivered and paid for pursuant to the terms of the Warrant, will be duly and validly issued, fully paid and non-assessable.

         3.9 COMPANY SEC DOCUMENTS.

                  (a) The Company has timely filed with the Commission all Company SEC Documents which were required to be filed by it with the Commission and the NYSE since December 31, 1996. SCHEDULE 3.9 sets forth a true, complete and correct list of all Company SEC Documents filed by the Company since December 31, 1996, the respective dates on which they were filed and a notation to the effect, if true, that such filing was late.

                  (b) Each Company SEC Document previously filed by the Company complies with all applicable requirements of the Securities Act, the Exchange Act or the NYSE rules, as the case may be, and, when filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in each Company SEC Document filed by the Company complied as to form, as of the dates of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended

(subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

                  (c) All information regarding the "Y2K" issue is fully and adequately disclosed in the Company SEC Documents with respect to the Company and its Subsidiaries.

         3.10 FINANCIAL STATEMENTS.

                  (a) The Company has delivered to the Purchaser copies of (i) audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996, 1997 and 1998, and audited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for each of the three (3) years then ended, together with a report and an unqualified opinion of Deloitte & Touche LLP, the independent public accountants of the Company, and (ii) unaudited financial statements of the Company and its Subsidiaries consisting of a balance sheet as of November 30, 1999, and a statement of operations and cash flows for the eleven (11) month period ended November 30, 1999 (the financial statements referred to in clauses (i) and (ii) being collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements (including, in each case, the related schedules and notes) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such balance sheets and the results of operations of the Company and its Subsidiaries for the respective periods covered by such statements of operations, shareholders' equity and changes in financial position or cash flows, as the case may be, and have been prepared in accordance with GAAP. Except as set forth on SCHEDULE 3.12(a), since December 31, 1998, there has not been any Material Adverse Change.

                  (b) Except as provided in this Agreement, no Company Party or any of its or their officers, directors or other Affiliates (i) is contemplating the filing of a petition under the Bankruptcy Laws with respect to any Company Party, or the liquidation of all or any major portion of its or their assets or properties, or (ii) is aware of any Person contemplating the filing of any petition against any Company Party under the Bankruptcy Laws. No Company Party is contemplating changing its business, as such business is being conducted on the date hereof. Notwithstanding the foregoing, the Purchaser acknowledges that
(A) the Company, SimTech and Airline Interiors have entered into the Airline Interiors Sale Agreement pursuant to which Airline Interiors is expected to sell all or substantially all of its assets to the Airline Interiors Buyer on the terms set forth therein and (B) the Company is currently contemplating the sale of all the Capital Stock, or all or substantially all of the assets, of Artcraft Industries.

                  (c) The Company has furnished to the Purchaser a consolidated balance sheet of the Company and its Subsidiaries as of November 30, 1999, as adjusted to give PRO FORMA effect to the consummation of the transactions contemplated by this Agreement and the Bank Credit Agreement as if such transactions had occurred on such date (the "PRO FORMA CLOSING BALANCE SHEET").
SCHEDULE 3.10(c) sets forth a true, correct and complete copy of the Pro Forma Closing Balance Sheet, together with footnotes describing the PRO FORMA adjustments and the assumptions underlying the Pro Forma Closing Balance Sheet. The Pro Forma Closing Balance Sheet presents fully and fairly in all material respects the PRO FORMA consolidated financial position of the Company and its Subsidiaries as of November 30, 1999, and properly gives effect to the application of the PRO FORMA adjustments described therein and contemplated herein. All assumptions underlying the Pro Forma Closing Balance Sheet were made in good faith and are reasonable under the circumstances.

         3.11 EXISTING INDEBTEDNESS; EXISTING LIENS; INVESTMENTS; ETC.

                  (a) SCHEDULE 3.11 sets forth a true, correct and complete list, and describes, as of the date or dates indicated therein, as applicable:

                           (i) all Indebtedness of the Company and its Subsidiaries on a consolidated and consolidating basis
         (collectively,"EXISTING INDEBTEDNESS") outstanding immediately prior to the Closing Date, showing, as to each Indebtedness, the payee thereof and the total amount outstanding (by principal, interest and other amounts, if applicable);

                           (ii) all Liens in respect of any property or assets of the Company and/ or any of its Subsidiaries (collectively, "EXISTING LIENS") existing as of December 28, 1999, showing, as to each Lien, the name of the grantor and secured party, the Indebtedness secured thereby, the name of the debtor (if different from the grantor) and the assets or other property covered by such Lien;

                           (iii) all Investments of the Company and its Subsidiaries immediately prior to the Closing Date;

                           (iv) all UCC financing statements existing as of December 28, 1999, naming the Company or any of its Subsidiaries as a debtor, showing, as to each financing statement, the basis for the filing; and

                           (v) a trade payables aging schedule for the Company and its Subsidiaries, on a consolidated basis as of November 30, 1999.

                  (b) Neither the Company nor any of its Subsidiaries has on the date hereof any material Contingent Obligations, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected in the Pro Forma Closing Balance Sheet.

                  (c) Immediately following the Closing, the Company and its Subsidiaries will not have any Indebtedness, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), except for the Indebtedness set forth on SCHEDULE 3.11(c).

                  (d) As of the Closing Date, the "Availability" under the Bank Credit Agreement is, or will be, at least $2.0 million.

                  (e) The total liability of the Company Parties outstanding under the retention agreements entered into in connection with the sale of all or substantially all of the assets of Coach & Car Equipment Corporation does not exceed $181,300 in the aggregate.

         3.12 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.12(a), since December 31, 1998, there has not been:

                  (a) Any transaction involving any Company Party not in the ordinary course of business, including, without limitation, any sale of any assets or properties (other than inventory in the ordinary course of business);

                  (b) Any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the Capital Stock of any Company Party, or any redemption, purchase or other acquisition of securities of any Company Party, or any payment to any stockholder of the Company not in his, her or its capacity as a stockholder;

                  (c) Any damage, destruction or loss, whether or not covered by insurance, to any material assets or properties of any Company Party;

                  (d) Any Material Adverse Change;

                  (e) Any loan or advance made by any Company Party to any Person, except normal travel advances or other reasonable business expense advances made in the ordinary course of business to its own employees;

                  (f) Any Indebtedness for borrowed money incurred by any Company Party or any commitment to incur Indebtedness for borrowed money entered into by any Company Party (other than as contemplated by this Agreement);

                  (g) Any capital expenditures or commitments to make capital expenditures materially in excess of the amount reflected in the Initial Financial Projections;

                  (h) Any indemnity or other claims made by or against any Company Party with respect to or in connection with any acquisition or sale or other disposition, whether direct or indirect, of the Capital Stock or assets of any other Person;

                  (i) Any amendment or other modification to the charter or bylaws of any Company Party;

                  (j) The formation or creation of any direct or indirect Subsidiary of any Company Party, or the disposition of the Capital Stock or assets of any Company Party;

                  (k) Any waiver by any Company Party of a valuable right or of Indebtedness owed to it;

                  (l) Any payment, satisfaction, discharge or cancellation of any debts or claims of any Company Party other than in the ordinary course of business consistent with past practices;

                  (m) Any amendment, modification or termination of any Material Contract or any material agreement to which any Company Party is a party or by which any Company Party or any of their assets or properties may be bound or subject or of any employment or consulting agreement;

                  (n) Any change in the Contingent Obligations of any Company Party, by way of guarantee or otherwise;

                  (o) Any mortgage, pledge or Lien encumbering any of the assets or properties of any Company Party, or any assumption of, or taking any assets or properties subject to, any liability;

                  (p) Any resignation by, or termination of the employment of, any director or officer of any Company Party;

                  (q) Any Investment by any Company Party in the Capital Stock of any Person;

                  (r) Any payment of management, consulting or similar fees by any Company Party to any of its Affiliates;

                  (s) Any offer, issuance or sale of any shares of Capital Stock or Equity Rights of any Company Party;

                  (t) Any alteration or change in any Company Party's credit guidelines and policies, charge-off policies or accounting methods, quality control procedures or policies or manner of preparing its financial statements or maintaining its books of account;

                  (u) Any increase in, or commitment to increase, the salaries, wages, bonuses or other compensation payable or to become payable to any officer or other employee of any Company Party, other than increases in salaries and wages in the ordinary course of business consistent with past practices and, with respect to any Principal Shareholder, not in excess of fifteen percent (15.0%);

                  (v) Any adoption by any Company Party of any new Benefit Plan or amendment to any Benefit Plan to provide any new or additional plans, programs, contracts, benefits or arrangements involving direct or indirect compensation to any officer, director, employee, former employee, or their dependents or beneficiaries, of the Company Parties;

                  (w) Any settlement of any litigation, entry of a consent decree or entry of any judgment against any Company Party with a value of $10,000 or more;

                  (x) Any revaluation by any Company Party of any of its assets, including without limitation, any write-offs, increases in any reserves except in the ordinary course of business consistent with past practice or any write-up or write-down of the value of inventory, property, plant, equipment or any other asset;

                  (y) Any revaluation or repricing of any Equity Rights of any Company Party; or

                  (z) The occurrence of any other event or the development of any other condition which has had or could have a Material Adverse Effect.

          3.13 MATERIAL CONTRACTS.

                  (a) SCHEDULE 3.13 sets forth a true, correct and complete list of all contracts, commitments, licenses, agreements, obligations or arrangements, whether oral or written, formal or informal, to which any Company Party is a party (or intends to become a party) or to which any of its assets or properties is bound:

                           (i) under which any Company Party is indemnified for or against any liability in excess of $100,000 or under which any Company Party is or could be obligated to indemnify any Person in excess of $100,000;

                           (ii) under which any Company Party leases personal property from or to third parties under Capital Leases which involve rental payments of at least $25,000 per annum or under operating leases which involve rental payments of at least $100,000;

                           (iii) for the purchase or sale of products or other personal property or for the furnishing or receipt of services (A) which calls for performance over a period of more than one (1) year,
          (B) which involves payments of more than the $100,000 in the aggregate or (C) in which any Company Party has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from any Person;

                           (iv) (A) granting representation, marketing or distribution rights or (B) relating to Intellectual Property (including, without limitation, license, franchise or similar agreements);

                           (v) under which any Company Party has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness in excess of $100,000;

                           (vi) establishing or maintaining any partnership, joint venture or strategic alliance;

                           (vii) under which there is or may be imposed a security interest or other Lien on any of its assets, whether tangible or intangible, whose net book value or fair market value is in excess of $50,000 (other than the security interests or Liens granted in favor of the Purchaser and the Bank);

                           (viii) concerning any confidentiality or non-solicitation obligations entered into outside the ordinary course of business;

                           (ix) under which any Company Party is restricted from carrying on its business or any part thereof, or from competing in any line of business or with any Person;

                           (x) with officers, directors, employees, consultants or independent contractors of any Company Party;

                           (xi) resulting in the creation of any Lien (including any lease notifications) other than a Permitted Lien;

                           (xii) involving any Affiliates of any Company Party;

                           (xiii) under which the consequences of a default or termination could have a Material Adverse Effect;

                           (xiv) under which any Company Party will (A) receive aggregate payments from customers, (B) make aggregate payments to vendors or other suppliers or (C) make or receive aggregate payments to or from any other Persons, in each case in excess of $100,000 per annum;

                           (xv) under which any Governmental Authority is a party (or a beneficiary thereof) that involves payments to any Company Party in excess of $500,000 and that is less than fifty percent (50%) completed by the Company Parties; and

                           (xvi) not entered into in the ordinary course of business and not otherwise disclosed on SCHEDULE 3.13 in response to any of the foregoing clauses.

                  All of the contracts, commitments, licenses, agreements, obligations or arrangements described in clauses (i) through (xvi) above, together with the real property leases, subleases, licenses and other interests described in SECTION 3.24, whether entered into prior to, on or after the Closing Date, are collectively referred to herein as the "MATERIAL CONTRACTS".

                  (b) Except as disclosed on SCHEDULE 3.13(b), each Material Contract existing as of the date hereof is a legal, valid and binding obligation of the Company Party or Parties that are party thereto, on the one hand, and the other parties thereto, on the other hand, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and is in full force and effect. The parties to each Material Contract existing as of the date hereof are in substantial compliance with the terms thereof, and no default or event of default by any Company Party or, to the best knowledge of the Company Parties, any other party thereto exists thereunder.

                  (c) Except as set forth on SCHEDULE 3.13(c), neither the Company nor any of its Subsidiaries is a party to any contract, commitment, license, agreement, obligation or arrangement that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any other Person.

         3.14 ACCOUNTS RECEIVABLE. All accounts receivable of the Company Parties (a) are legal, valid and binding obligations of the Persons shown in the accounting records of the Company Parties as the obligor with respect thereto (and if any such accounts receivable is not legal, valid and binding obligations of such Persons, the Company has established reserves therefor, which reserves are adequate in accordance with GAAP), (b) arose out of bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business, (c) are not subject to discount, rebate, offset, return privilege or claim (other than as reflected in the reserves taken in recording the accounts receivable on the books of the Company Parties, which reserves are adequate in accordance with GAAP) (d) are, to the best knowledge of the Company Parties, valid and collectible in the ordinary course of business. Except as set forth on SCHEDULE 3.14, no customer has indicated an unwillingness or an inability to pay any amount included in the accounts receivables of the Company Parties.

         3.15 LABOR RELATIONS.

                  (a) Each Company Party is in full compliance with the Fair Labor Standards Act (29 U.S.C. Section 201 ET SEQ.), all state wage and hour laws and all worker's compensation laws and is not engaged in any unfair labor practice which has had or could have a Material Adverse Effect;

                  (b) There is no labor strike, slowdown, work stoppage or charge of unfair labor practice, and there are no labor disputes, grievances, complaints or arbitration proceedings, pending or affecting any Company Party nor, to the best knowledge of the Company Parties, is there any basis therefor or threat thereof;

                  (c) No Company Party is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union or other employee organization, and, to the best knowledge of the Company Parties, no labor union or other employee organization has requested or sought to represent any of the employees, representatives or agents of the Company Parties;

                  (d) No Company Party is aware of (i) any labor union or other employee organization activity involving employees of the Company or any other Company Party, or (ii) any officer, any group officers or any Principal Shareholder who intends or intend to terminate his or her employment with any Company Party;

                  (e) To the best knowledge of the Company Parties, there are no petitions pending before the National Labor Relations Board in connection with any pending claim for union representation; and

                  (f) To the best knowledge of the Company Parties, there is no fact or circumstance which could, with the passage of time or otherwise, cause this representation and warranty to be no longer true and correct.

         3.16 EMPLOYEE BENEFIT PLANS; ERISA. For purposes of this SECTION 3.16, the term "Company" shall include any Person that is or would be aggregated with the Company under Section 414(b), (c), (m), or (o) of the Code. However, this
SECTION 3.16 will not apply to a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA), except as expressly referred to herein.

                  (a) SCHEDULE 3.16 sets forth a true, correct and complete list of:

                           (i) Each termination or severance agreement involving the Company or its Subsidiaries, on the one hand, and any of its respective employees whose annual compensation is at a base rate equal to or exceeding $60,000, on the other hand;

                           (ii) All employee benefit plans, as defined in ERISA
         Section 3(3); and

                           (iii) All other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, and other compensation arrangements;

in each case maintained or contributed to by the Company for the benefit of its employees (or former employees) and/or their beneficiaries. All of these types of arrangements shall be collectively referred to as "BENEFIT PLANS". An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Company's obligations under the plan arise by reason of its being a "successor employer" under Applicable Laws. Furthermore, a Voluntary Employees' Beneficiary Association under Section 501(c)(9) of the Code will be considered a Benefit Plan for this purpose.

                  (b) The Company has delivered to Buyer a true and complete copy of the following documents, to the extent that they are applicable:

                           (i) Each Benefit Plan and any related funding agreements (E.G., trust agreements or insurance contracts), including all amendments (and SCHEDULE 3.16 includes a description of any such amendment that is not in writing);

                           (ii) The current draft of the summary plan description and all subsequent summaries of material modifications of each Benefit Plan;

                           (iii) The most recent Internal Revenue Service determination letter for each Benefit Plan that is intended to qualify for favorable income tax treatment under Section 401(a) or 501(c)(9) of the Code, which determination letter reflects all amendments that have been made to the plan (except as set forth in SCHEDULE 3.16); and

                           (iv) The two (2) most recent Form 5500s (including all applicable Schedules and the opinions of the independent accountants) that were filed on behalf of the Benefit Plan.

                  (c) All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All other amounts that should be accrued to date as liabilities of the Company under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of the Company. There will be no liability of the Company (i) with respect to any Benefit Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing.

                  (d) Each Benefit Plan has been operated at all times in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, with all Applicable Laws, including ERISA and the Code. The Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code, and no event has occurred (either before or after the date of the letter) that would disqualify the plan.

                  (e) The Company does not maintain any plan that provides (or will provide) medical or death benefits to one or more former employees or independent contractors (including retirees) following termination of employment, other than benefits that are required to be provided under COBRA or any state law continuation coverage or conversion rights. The Company has complied in all material respects with the continuation coverage requirements of COBRA.

                  (f) There are no investigations, proceedings, lawsuits or claims pending or, to the best knowledge of the Company, threatened relating to any Benefit Plan.

                  (g) The Company does not have any intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be increased subsequent to the date documents are provided to the Purchaser except in the ordinary course of business and consistent with competitive business standards. No statement, either oral or written, has been made by the Company (or any agent of the Company) to any Person regarding any Benefit Plan that is not in accordance with the Plan that could have adverse economic consequences to the Purchaser.

                  (h) None of the persons performing services for the Company have been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

                  (i) None of the Benefit Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of this transaction or (ii) would result in excess parachute payments (within the meaning of Section 280G of the Code), either (A) solely as a result of the consummation of this transaction or (B) as a result of the consummation of this transaction and any actions taken by the Purchaser after the Closing Date. Furthermore, the consummation of this transaction will not require the funding (whether formal or informal) of the benefits under any Benefit Plan (E.G., contributions to a "rabbi trust").

                  (j) None of the assets of any Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance contract that is subject to any surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

                  (k) No Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation, or similar proceeding.

                  (l) With respect to each Benefit Plan that is subject to Title IV of ERISA:

                           (i) No amount is due or owing from the Company to the PBGC, other than a liability for premiums under ERISA Section 4007;

                           (ii) All premiums have been paid to the PBGC on a timely basis;

                           (iii) The value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued and ancillary benefits (whether or not vested) under each such plan did not exceed, as of the most recent valuation date, and will not exceed as of the Closing Date, the then current fair market value of the assets of the plan; and

                           (iv) No reportable events (within the meaning of ERISA Section 4043) have occurred.

                  (m) In the case of each Benefit Plan that is subject to Code
Section 412, there is no accumulated funding deficiency (within the meaning of Code Section 4971), whether or not such deficiency has been waived.

                  (n) The Company has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, that presents a material risk of the occurrence of any withdrawal (partial or otherwise) from, or the partition, termination, reorganization, or insolvency of any Multiemployer Plan that could result in any liability on behalf of the Company to a Multiemployer Plan.

                  (o) The aggregate liability of the Company to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent plan year of the Multiemployer Plan ended prior to the date hereof would not exceed $10,000. To the best knowledge of the Company, there has been no material change in the (i) financial condition of any Multiemployer Plan, (ii) the actuarial assumptions, (iii) required level of Company contributions, or (iv) level of benefits provided under any Multiemployer Plan since the close of the most recent plan year of the Multiemployer Plan that, individually or in the aggregate, would materially increase the amount of this liability.

         3.17 TAXES.

                  (a) The Company and each of its Subsidiaries has filed within the required time periods (after giving effect to any permitted extensions) all federal, state and other Tax returns required to have been filed by it or them, and has paid all Taxes which were due and payable by it or them, prior to the date hereof, other than Taxes that are being contested in good faith and for which reserves have been properly established on the Pro Forma Closing Balance Sheet.

                  (b) The Company and each of its Subsidiaries has withheld and paid all Taxes required to be withheld and paid by it or them in connection with amounts paid or owing to any employee, creditor, shareholder or other third party.

                  (c) (i) Neither the Company nor any of its Subsidiaries has been advised that any Tax returns have been or are being audited by any Governmental Authority; (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Company or any of its Subsidiaries; (iii) there are no actions, suits, proceedings or claims now pending by or against the Company or any of its Subsidiaries in respect of any Taxes or assessments; and
(iv) there is no pending or, to the best knowledge of the Company Parties, threatened audit or investigation of the Company or any of its Subsidiaries by any Governmental Authority relating to any Taxes or assessments, or any claims for additional taxes or assessments asserted by any Governmental Authority.

                  (d) No Company Party is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

         3.18 LITIGATION. SCHEDULE 3.18 sets forth a true, complete and correct list of all actions, suits, arbitration proceedings, investigations, inquiries or other proceedings, whether governmental or non-governmental, before any Governmental Authority pending or threatened on the date hereof, or at any time during the past five (5) years, against, relating to or affecting the Company or any of its Subsidiaries, or any officer, director or employee thereof in his or her capacity as such, or any of its or their respective assets, properties or businesses, and which involve a monetary claim or claims in excess of $25,000 or injunctive or other equitable relief. Such Schedule sets forth, as to each matter identified therein, the names of the parties thereto, the forum for such matter, a summary of the details of the matter, the settlement or other disposition of the matter (including the monetary value of such settlement or other disposition) or, if such matter is still pending, a statement to that effect. Except as set forth on SCHEDULE 3.18:

                  (a) There is not in effect any order, judgment, decree, injunction or ruling of any Governmental Authority against, relating to or affecting the Company or any of its Subsidiaries, or any officer, director or employee thereof in his or her capacity as such, enjoining, barring, suspending, prohibiting or otherwise limiting the same from conducting or engaging in any aspect of the Company's or any of its Subsidiaries' business, or requiring the Company or any of its Subsidiaries or any such officer, director or employee to take certain action with respect to any aspect of its or their business;

                  (b) Neither the Company nor any of its Subsidiaries is in default under any order, judgment, decree, injunction or ruling of any Governmental Authority, or is subject to or a party to any order, judgment, decree or ruling arising out of any action, suit or proceeding under any Applicable Laws, respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters; and

                  (c) There is no action, suit, arbitration or other proceeding, investigation or inquiry pending or threatened before any Governmental Authority which questions the validity of this Agreement, the Notes, the Warrant, the Guaranty or any other Investment Document or any actions taken or to be taken pursuant hereto or thereto, or which could, individually or in the aggregate, have a Material Adverse Effect.

         3.19 TRANSACTIONS WITH AFFILIATES

                  (a) Except as set forth in SCHEDULE 3.19, there is no Indebtedness owing by the Company to any of its Subsidiaries or other Affiliates, or by such Subsidiaries or other Affiliates to the Company.

                  (b) Except as set forth on SCHEDULE 3.19, immediately following the Closing Date:

                           (i) no Company Party will be indebted, directly or indirectly, to any of its own officers or directors, the officers or directors of its Affiliates or the Principal Shareholders, or to any members of the Immediate Families of such officers or directors or the Principal Shareholders, except for, in the case of officers, compensation payable in the ordinary course of business and reasonable travel advances accrued in the ordinary course of business consistent with past practices;

                           (ii) no officer or director of any Company Party, and no Principal Shareholder, and no member members of their Immediate Families, will (A) be indebted to any Company Party in any amount whatsoever or (B) have any direct or indirect ownership interests in any Person which competes, directly or indirectly, with the Company Party; and

                           (iii) there are no voting or similar agreements between or among the shareholders of the Company.

                  (c) Except for the matters set forth on SCHEDULE 3.16 and
SCHEDULE 3.35, no officer, director or employee of any Company Party, and no shareholder of the Company, and no member of the Immediate Families of any of the foregoing, has any direct or indirect interest in any contract, commitment, license, agreement, obligation or arrangement to which any Company Party is a party.

                  (d) No Company Party is a party to any agreement relating to the voting or disposition of the Capital Stock of any Company Party.

                  (e) Since January 1, 1997, no shareholder, employee, officer, director or Affiliate of any Company Party, and no member of the Immediate Family of any such Person, has engaged in any transaction or relationship with any Company Party (other than with respect to compensation payable to its officers and employees and reasonable travel advances accrued in the ordinary course of business).

                  (f) No Company Party has loaned or advanced funds to any of its or their Affiliates' officers, directors, employees or shareholders, or to any member of the Immediate Families of any of the foregoing.

         3.20 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3.21 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.22 COMPLIANCE WITH LAWS; OPERATING LICENSES. The Company and each of its Subsidiaries is in compliance with all Applicable Laws, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Company Parties' and their employees, agents and other representatives is in compliance with the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Section78dD-2 ET SEQ.)). SCHEDULE 3.22 sets forth a true, correct and complete list of all material Operating Licenses held by the Company Parties in connection with the ownership of its or their assets or the conduct of its or their businesses (which Schedules shall set forth, with respect to each Operating License, its name, the issuing Person, the date it was issued and the date of expiration), and such Operating Licenses constitute all of the Operating Licenses required under Applicable Laws to own their respective assets or conduct their respective businesses as now conducted and as proposed to be conducted. All of the Operating Licenses are validly issued and in full force and effect, and the Company and its Subsidiaries have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder.

         3.23 TITLE TO PROPERTY; LIENS. Each of the Company and its Subsidiaries has good and marketable title to its real properties (or holds valid leasehold interests in real property) and good and merchantable title to its other properties, and none of such properties is subject to any Liens except for Liens in favor of the Bank and the Purchaser and for the Permitted Liens. Each of the Company and its Subsidiaries enjoys quiet possession under all real property leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect. None of such leases contain any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision adversely affecting the current and proposed operations of the Company and its Subsidiaries taken as a whole.

         3.24 REAL PROPERTY.

                  (a) SCHEDULE 3.24 sets forth a true, correct and complete list of all Real Property in which the Company or any of its Subsidiaries owns or holds a fee interest, which list includes, as to each parcel of such Real Property, the legal owner, its common name, a legal description and the name of any mortgagee or trustee thereof.

                  (b) SCHEDULE 3.24 sets forth a true, correct and complete list of all Real Property leases, subleases or licenses pursuant to which the Company or any of its Subsidiaries is a lessor, lessee, sublessor, sublessee, licensor or licensee, in each case as amended through the date hereof, which list includes the street address, the identity of the lessors, lessees, sublessors, sublessees, licensors or licensees, the term thereof (referencing applicable extension or renewal periods, the rent payment terms and the current use). The Company has delivered to the Purchaser true, correct and complete copies of each such lease, sublease or license. The Real Property interests described or listed on SCHEDULE 3.24 constitute all of the interests in Real Property owned, leased or otherwise held for use by the Company or any of its Subsidiaries, as the case may be. With respect to each such lease, sublease and license, except as set forth on SCHEDULE 3.24:

                           (i) there are no disputes, oral agreements or forbearance programs in effect as to any such lease, sublease or license; and

                           (ii) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein.

                  (c) Except as set forth on SCHEDULE 3.6, no Consent of any party to any lease, sublease, license or mortgage is required in connection with the consummation of the transactions contemplated by this Agreement, the Notes, the Warrant or the other Investment Documents, including, without limitation, the issuance and sale of the Securities, and no such event shall be prohibited by, or shall constitute a default under, any such lease, sublease, license or mortgage.

                  (d) To the best knowledge of the Company Parties, all parking lots located on any Real Property subject thereto are in compliance with Applicable Laws, including, without limitation, zoning requirements, and are adequate for the employees and business operations of the Company or its Subsidiaries.

         3.25 ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.25:

                  (a) Each Environmental Person and each Site is in compliance with all, and no Environmental Person has any liability under, any Environmental Laws, and no Hazardous Materials are being used by the Company or any of its Subsidiaries on any Real Property.

                  (b) No Release has occurred at any Site, and there are no present or past Environmental Conditions in any way relating to any Environmental Person, any Site or the business or operations of any Environmental Person.

                  (c) SCHEDULE 3.25 sets forth a true, correct and complete list of all environmental site assessments, audits, studies or reports relating to any Environmental Condition or relating to the business, condition or operations of all Environmental Persons. The Company has delivered to the Purchaser true, correct and complete copies of all such environmental site assessments, audits, studies or reports.

                  (d) No Environmental Person is a "potentially responsible party" within the meaning of CERCLA with respect to any federal, state, local or foreign environmental clean-up site or with respect to investigations or corrective actions under any Environmental Laws.

                  (e) No Environmental Person has received notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding (i) any Release by any Environmental Person at any Site or other location or (ii) any violation of or non-compliance by any Environmental Person with the conditions of any License or Permit required under any Environmental Laws or the provisions of any Environmental Laws. No Environmental Person has received notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resources or the environment arising from or relating to any Release, transportation or disposal of any Hazardous Materials.

                  (f) Each Environmental Person has furnished all notices and warnings, made all reports and has kept and maintained all records required by, and in compliance with, all Environmental Laws, including, without limitation, any notices and Consents required under any Environmental Laws in connection with the consummation of the transactions contemplated by the Investment Documents.

                  The parties hereby acknowledge and agree that the representations and warranties of the Company Parties in this SECTION 3.25 with respect to Real Property located outside of the United States shall be made to the best knowledge of the Company Parties.

         3.26 INTELLECTUAL PROPERTY.

                  (a) Each Company Party owns, licenses or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), tangible or intangible proprietary information or material and other Intellectual Property that are currently used in, or material to, its or their business (the "COMPANY INTELLECTUAL PROPERTY"). SCHEDULE 3.26 contains a true, correct and complete list of (i) all registered patents, trademarks, trade names, service marks, and copyrights owned, used or licensed by the Company, (ii) the registration number, date of registration and jurisdiction of registration thereof, (iii) the name of the registered owner and, if different, the user or users thereof and (iv) any applications for any of the foregoing.

                  (b) The Company has provided to the Purchaser (i) all material documents, if any, relative to patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks owned by the Company Parties and included in the Company Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which any Company Party is a party and pursuant to which any person is authorized to use any Company Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which any Company Party is a party and pursuant to which any Company Party is authorized to use any third party patents, trademarks or copyrights, including software, or any other third party Intellectual Property ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS") which are or are presently expected to be incorporated in, or are or expected to form a part of any existing or proposed Company Party product, or which are or are presently expected to be utilized in the development, modification or support of any existing or proposed Company Party product.

                  (c) To the best knowledge of the Company Parties, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property, any trade secret material to the Company, or any Third Party Intellectual Property Right to the extent licensed by or through any Company Party, by any third party. No Company Party or, to the best knowledge of the Company, any of its employees has entered into any agreement to indemnify any other person against any charge of infringement of any Company Intellectual Property, other than indemnification provisions arising in the ordinary course of business, such as those in purchase orders, invoices or similar sales-related documents.

                  (d) No Company is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement currently used in, or material to, to the Company Intellectual Property or Third Party Intellectual Property Rights.

                  (e) All patents, registered trademarks, service marks and copyrights held by any Company Party are validly issued and presently subsisting. Except as set forth on SCHEDULE 3.26, no Company Party (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary or Intellectual Property right of any third party and (ii) has brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party. The manufacture, marketing, licensing or sale of the Company Parties' products and services as currently conducted and proposed to be conducted does not, to the best knowledge of the Company Parties, infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (f) The Company Parties have taken steps which it believes to be sufficient to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents, or patent applications or copyright. All use, disclosure or appropriation by the Company Parties of such Intellectual Property owned by any Company Party by or to a third party has been pursuant to written agreements between the Company and its Subsidiaries and such third party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. All use, disclosure or appropriation of such Intellectual Property not owned by any Company Party has been pursuant to written agreements between the Company Parties and the owner of such Intellectual Property, or is otherwise lawful.

         3.27 NATURE OF BUSINESS. The Company Parties are engaged as an integrated group in the business described in recital A.

         3.28 POWERS OF ATTORNEY. There are no outstanding powers of attorney with respect to the Company Parties (or any one of them).

         3.29 LISTING OF COMMON STOCK. The Common Stock is listed for trading solely on the NYSE. Except as set forth on SCHEDULE 3.29, no Capital Stock or other securities of the Company or any of its Subsidiaries is listed for trading on any other securities exchange or on Nasdaq.

         3.30 INSURANCE. SCHEDULE 3.30 sets forth a true and complete list of all liability and other insurance coverage (including, without limitation, product liability and product recall insurance) insuring the Company and its Subsidiaries against losses arising out of or related to the business of the Company and its Subsidiaries (which list accurately describes the coverage carried and the expiration dates of such policies). The Company and its Subsidiaries are covered by insurance in scope and amount customary and reasonable for the business in which it is engaged and will be so covered after consummation of the transactions contemplated hereby. The insurance policies listed on SCHEDULE 3.30 constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. SCHEDULE 3.30 also sets forth all claims made by the Company and its Subsidiaries under such policies during the past three (3) years. All such policies are in full force and effect.

         3.31 CUSTOMERS. SCHEDULE 3.31 lists the names and addresses of the ten
(10) most significant customers (by revenue) of the Company Parties during each of the Fiscal Years ended December 31, 1997 and 1998, and the amount of revenues accounted for by each such customer during each such period. No customer of the Company Parties accounts for more than twenty percent (20.0%) of the total consolidated revenues of the Company Parties. No Company Party has received any notice, nor has any Company Party any reason to believe, that any significant customer of the Company Parties has ceased, or will cease, to use the products or services of the Company Parties (or any one of them), or has reduced, or will reduce, the use of such products or services at any time.

         3.32 SUPPLIERS. SCHEDULE 3.32 lists the ten (10) largest suppliers of any products or services to the Company Parties during each of the Fiscal Years ended December 31, 1997 and 1998, and the amount of purchases made by the Company Parties from each during each such period. No material purchase order or commitment of the Company Parties is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

         3.33 BUSINESS RELATIONSHIPS. There exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship between the Company Parties, on the one hand, and any customer or group of customers whose purchases, individually or in the aggregate, are material to the business of the Company Parties, as the case may be, or with any material suppliers, on the other hand, and there exists no present condition or state of facts or circumstances known to the Company Parties which could materially and adversely affect the Company Parties or prevent the Company Parties from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has been heretofore conducted.

         3.34 PERSONAL PROPERTY LEASES. SCHEDULE 3.34 sets forth a true and complete list and description of all agreements (or group of related agreements) to which any Company Party is a party for the lease of personal property, including, with respect to each such lease, the name of the lessor and the lessee, the type of lease (whether operating, capital or otherwise), a description of the leased property, the monthly rental payments due and the expiration date. No Company Party has breached any agreement pertaining to, is in default with respect to, or is overdue in payment of, any amounts owing under any lease agreement disclosed on

SCHEDULE 3.34. No such lease agreement contains any provisions which restrict or prohibit (a) the issuance or sale of the Securities as contemplated herein, (b) any other financings by any Company Party, including, without limitation, any public or private debt or equity financings or (c) other than ordinary restrictions on assignment, any merger, sale of assets or other event which could cause a Change in Control.

         3.35 EMPLOYMENT AGREEMENTS. SCHEDULE 3.35 sets forth a true, correct and complete list of all (a) employment contracts or agreements, agency, independent contractor and sales representative agreements involving annual compensation at a base rate equal to or exceeding $60,000, golden parachute agreements, change of control agreements and employee-related non-competition and non-solicitation agreements, in each case to which any Company Party is a party. The Company has previously delivered true, correct and complete copies of all such agreements, including all amendments thereto. Each such agreement is in writing, is a valid and binding agreement enforceable against the respective parties thereto in accordance with its terms, and neither the Company nor, to the best knowledge of the Company Parties, any other Person that is a party to any such agreement is in breach of, or in default with respect to, any of its obligations thereunder, nor is any Company Party aware of any facts or circumstances which might give rise to any breach or default thereunder which could reasonably be expected to have a Material Adverse Effect.

         3.36 SOLVENCY. Each Company Party is, and immediately following the consummation of the transactions contemplated by this Agreement each Company Party will be, Solvent. No Company Party will, by virtue of the consummation of the transactions contemplated hereby and by the other Investment Documents, incur debts that will be beyond its ability to pay as they mature. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the other Investment Documents with the intent to hinder, delay or defraud either present or future creditors of the Company Parties.

         3.37 USE OF PROCEEDS; MARGIN STOCK. The proceeds to be received by the Company Parties from the issuance and sale of the Securities as contemplated hereunder shall be used solely for the purposes set forth in SCHEDULE 3.37 and applied in accordance with the uses described therein. No Company Party is engaged in extending credit for the purposes of purchasing or carrying Margin Stock. Neither the Company nor any of its Subsidiaries has any Margin Stock, as determined in accordance with the Margin Regulations. None of the proceeds from the issuance and sale of the Notes will be used to buy or carry any Margin Stock.

         3.38 DEPOSITORY AND OTHER ACCOUNTS. SCHEDULE 3.38 sets forth a true and complete list of all banks and other financial institutions and depositories at which any Company Party maintains (or has caused to be maintained) deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of any Company Party (including funds in which the Company Parties maintain a contingent or residual interest) is deposited from time to time. Such SCHEDULE 3.38 correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account, the account number, the contact person at such depository and his or her telephone number. The Company will notify the Purchaser and supplement SCHEDULE 3.38 as new accounts are established within two (2) Business Days thereof.

         3.39 YEAR 2000 COMPLIANCE. All devices, systems, machinery, information technology, computer software and hardware and other data sensitive technology necessary for the Company and its Subsidiaries to carry on its or their business as presently conducted and as contemplated to be conducted in the future (individually and collectively, the "SYSTEMS") are Year 2000 Compliant. For purposes of this Agreement, the term "YEAR 2000 COMPLIANT" shall mean that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         3.40 BOOKS AND RECORDS. The minute books and other similar records of each Company Party contain true and complete records of all actions taken at any meeting of the Company Party's shareholders, Board of Directors or any committees thereof, as the case may be, and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company Parties accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company Parties, as the case may be, and have been maintained in accordance with good business, accounting and bookkeeping practices.

         3.41 BURDENSOME OBLIGATIONS; FUTURE EXPENDITURES. No Company Party is a party to or bound by any agreement, instrument, deed, lease or other document, or is subject to any charter, bylaw or other restriction, commitment or requirement, which, in the opinion of its management, is so unusual or burdensome that in the foreseeable future it could have a Material Adverse Effect. No Company Party anticipates that future expenditures, if any, by the Company Parties, as the case may be, needed to meet the provisions of any Applicable Laws will be so burdensome as to have or cause, or create a material risk of having or causing, a Material Adverse Effect.

         3.42 BROKERS; CERTAIN EXPENSES. Neither the Company or any of its Subsidiaries or other Affiliates has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary, other than Jeffries & Company, Inc., in connection with this Agreement, any other Investment Document or any of the transactions contemplated hereby or thereby. Neither the Company or any of its Subsidiaries or other Affiliates is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any recapitalization, issuance of debt or equity securities or other capital or financing transactions involving the Company Parties that would operate to restrict or prevent the Closing.

         3.43 DISCLOSURE. After due inquiry of the directors, officers and employees of the Company Parties having knowledge of the matters represented, warranted or stated herein, neither this Agreement, the Disclosure Schedules nor any other Investment Document, nor any certificate, report, questionnaire, statement or document furnished by or on behalf of any Company Party, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement or any other Investment Document or in any Exhibit or Disclosure Schedule or in any other document or instrument delivered at any time prior to the Closing, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading. There are not facts or circumstances existing which could have a Material Adverse Effect, either individually or in the aggregate. The information contained in each of the management questionnaires completed by certain officers, directors and employees of the Company and the corporate questionnaire dated November 1, 1999, prepared by the Company and delivered to the Purchaser prior to the date of this Agreement is true and correct.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

         4.1 ORGANIZATION. The Purchaser is a limited partnership formed and validly existing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement and each other Investment Document to which it is a party and to consummate the transactions contemplated hereby and thereby.

         4.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement and of each of the other Investment Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action taken on the part of the Purchaser.

         4.3 DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS. This Agreement has been duly executed and delivered by the Purchaser. This Agreement is, and at the time of the Closing each of the other Investment Documents to which the Purchaser is a party will be, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

         4.4 NO VIOLATION. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Investment Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby, do not violate (a) the limited partnership agreement of the Purchaser as in effect on the date hereof, (b) any law, statute, rule or regulation applicable to the Purchaser, (c) any order, ruling, judgment or decree of any Governmental Authority binding on the Purchaser or (d) any material indenture, mortgage, lease, agreement or instrument to which the Purchaser is a party.

         4.5 INVESTMENT INTENT. The Purchaser is acquiring the Securities for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities laws in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the BONA FIDE nature of the Purchaser's investment intent as expressed herein. Therefore, the Securities are "restricted securities" which cannot be sold without registration under the Securities Act or pursuant to an exemption therefrom, and may have to be held indefinitely, subject, however, to the Purchaser's registration rights under the Registration Rights Agreement, and the Purchaser accepts the risk of such restrictions on resale.

         4.6 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

         4.7 PURCHASER CONSENTS. The execution and delivery by the Purchaser of this Agreement and each of the other Investment Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not require the Consent of any Governmental Authority or any other Person, other than Consents that have already been obtained or made.

         4.8 BROKERS. The Purchaser has not paid and is not obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any other Investment Document or any of the transactions contemplated hereby or thereby.

5. CONDUCT PRIOR TO CLOSING.

         5.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. From and after the date of this Agreement and until the Closing, each Company Party shall operate its business in the ordinary course consistent with past practices. Notwithstanding the foregoing, no Company Party shall, without the prior written consent of the
Purchaser:

                  (a) amend or otherwise modify any Material Contract on terms less favorable than those that exist on the date hereof;

                  (b) make any change to its authorized capital stock, or amend its charter or bylaws;

                  (c) take or fail to take any act which could have a Material Adverse Effect;

                  (d) enter into any new employment or consulting agreement;

                  (e) create any Contingent Obligation, by way of guarantees or otherwise;

                  (f) declare, pay or set aside any dividend or other distribution or payment in cash, stock or property in respect of shares of its Capital Stock (other than dividends with respect to the Series A Preferred), or adopt or consider any plan or arrangement with respect thereto, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Capital Stock or split, combine or reclassify outstanding shares of its Capital Stock;

                  (g) issue or sell any shares of its Capital Stock or any Equity Rights;

                  (h) (i) increase the level of compensation of any officer or employee, except as otherwise permitted under SECTION 3.12(u); (ii) amend any existing Benefit Plan or adopt any new Benefit Plan; or (iii) enter into any new employment or consulting agreement;

                  (i) (i) incur any Indebtedness for borrowed money (other than in connection with the transactions contemplated by SECTIONS 5.3(i) or (ii));
(ii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any asset of the Company with a value exceeding $10,000 individually and $50,000 in the aggregate; (iii) purchase or acquire any business or any securities or assets of any business; (iv) enter into any partnership, joint venture or strategic alliance; (v) settle any litigation in an amount in excess of $10,000; or (vi) accelerate payment on any Indebtedness;

                  (j) make any Capital Expenditures in excess of $750,000 in the aggregate or sell any assets (other than inventory in the ordinary course of business consistent with past practices);

                  (k) fail to preserve intact its business organization, fail to keep available the services of its operating personnel, or fail to preserve the goodwill of those having business relationships with the Company Parties, including, without limitation, customers;

                  (l) engage in any transactions with its or their Affiliates;

                  (m) fail to maintain its books and records in accordance with past practices and in conformity with GAAP;

                  (n) take any action enumerated in SECTION 3.12 or which would be prohibited by any other Investment Document determined as if the transactions contemplated by this Agreement had been consummated; or

                  (o) take, or fail to take, any action so that any of the representations or warranties of the Company Parties contained in this Agreement cease to be true and correct in all respects.

         The Company shall notify the Purchaser in writing of the occurrence of any Material Adverse Effect or breach of the representations and warranties of the Company Parties under this Agreement within one (1) day following the occurrence thereof. This SECTION 5.1 shall not apply to the Airline Interiors Sale.

         5.2 ACCESS TO INFORMATION AND DOCUMENTS. From and after the date of this Agreement and until the Closing, each Company and its Subsidiaries shall give the Purchaser and its authorized representatives and agents full and complete access during normal business hours to the properties, documents, books and records of the Company Parties, and shall furnish the Purchaser with such information concerning the Company and each of its Subsidiaries as the Purchaser may request. Until the Closing, the provisions of this SECTION 5.2 are subject to the terms and conditions of the Confidentiality Agreement dated as of December 21, 1998, between the Company and the Purchaser.

         5.3 NON-SOLICITATION. In consideration of the capital and other resources (human and otherwise) committed and to be committed to the Purchaser's due diligence investigation of the Company and its Subsidiaries and other Affiliates, the preparation and negotiation of this Agreement and the other Investment Documents and the consummation of the transactions contemplated hereby and thereby, the Company shall not, and shall not permit any of its Affiliates, Subsidiaries, shareholders, directors, officers, employees, attorneys, accountants, investment bankers (including, without limitation, Jeffries & Company, Inc.), representatives or agents to, directly or indirectly, initiate contact with, make, solicit or encourage any inquiries or proposals from, furnish any information regarding the Company, its Subsidiaries, its other Affiliates or their respective businesses or assets to, or engage or participate in any discussions or negotiations with any Person with respect to any proposal pursuant to which the Company or any of its Subsidiaries would (a) obtain any debt or equity financing or (b) enter into any agreement to be acquired by, sold to, merged into or combined with any such Person. Any transaction referred to in clauses (a) or (b) above is referred to herein as an "ALTERNATIVE TRANSACTION." The Company will immediately communicate to the Purchaser in writing the fact that it has received any proposal or inquiry regarding an Alternative Transaction. Notwithstanding the foregoing, the Company may enter into or continue its discussions with (i) the Bank regarding an additional new senior revolving and/or term credit facility and (ii) potential buyers of the Company's commercial aircraft seating business (each transaction described in (i) or (ii) shall be referred to herein as a "PERMITTED ALTERNATIVE TRANSACTION").

         5.4 COVENANT TO CLOSE. Each Company Party and the Purchaser shall use its best efforts to consummate the transactions contemplated by this Agreement in accordance with the terms, and subject to the conditions, of this Agreement. Without limiting the generality of the foregoing, the Company Parties shall use their best efforts to obtain all Consents from third parties which are required to be obtained in connection with the consummation of each of the transactions contemplated by this Agreement, including, without limitation, any Consents of the holders of any Indebtedness of the Company Parties to the incurrence by the Company Parties of the Indebtedness evidenced by the Notes.

6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby, including, without limitation, to purchase the Securities as provided herein, is subject to the satisfaction, prior to or at the Closing, of the conditions set forth in this
SECTION 6; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

         6.1 CLOSING DATE. The Closing Date shall occur on or before December 31, 1999.

         6.2 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Each of the representations and warranties made by the Company Parties in this Agreement shall be true and correct in all respects as of the date made, and shall be true and correct in all respects as of the Closing Date, with the same effect as if made on and as of the Closing Date; each of the covenants, agreements and obligations of the Company Parties under this Agreement to be performed or satisfied by it or them on or prior to the Closing Date shall have been performed or satisfied by it or them on or before the date hereof; and no Default or Event of Default shall exist or result from the issuance and sale of the Securities or the other transactions contemplated by this Agreement or the Bank Credit Agreement. The Company Parties shall have delivered to the Purchaser an officers' certificate, signed by the President and Chief Executive Officer and the Chief Financial Officer of each Company Party, dated as of the Closing Date, to such effect and to the effect that each of the other conditions set forth in this SECTION 6 has been satisfied and fulfilled.

         6.3 PAYMENT OF PURCHASER EXPENSES. The Company Parties shall have paid to the Purchaser at the Closing, in immediately available funds to a bank account designated by the Purchaser, or the Purchaser shall have withheld the same from such proceeds to be delivered by the Purchaser against delivery of the Securities, all out-of-pocket fees, costs and expenses incurred by or on behalf of the Purchaser as provided in SECTION 8.5.

         6.4 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

         6.5 NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred in the sole judgment of the Purchaser since December 31, 1998, except as set forth on SCHEDULE 3.12(a).

         6.6 NO INJUNCTION OR ORDER. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents, and there shall not be any action, suit, proceeding or investigation pending or, to the best knowledge of the Company Parties, threatened against any Company Party that (a) draws into question the validity, legality or enforceability of this Agreement or the other Investment Documents or the consummation of the transactions contemplated hereby or thereby or (b) might result, in the judgment of the Purchaser, in the imposition of a penalty if the Securities were delivered as contemplated hereunder or in any Material Adverse Change.

         6.7 DELIVERY OF CERTAIN CLOSING DOCUMENTS. The Company shall have delivered to the Purchaser the following closing documents, each dated as of the Closing Date:

                  (a) This Agreement, duly executed by the Company Parties, together with the Exhibits and Disclosure Schedules;

                  (b) The Term A Note, duly executed by the Company Parties;

                  (c) The Term B Note, duly executed by the Company Parties;

                  (d) The Warrant, duly executed by the Company;

                  (e) The Guaranty, duly executed by the Company Parties;

                  (f) The Registration Rights Agreement, duly executed by the Company;

                  (g) The Investor Rights Agreement, duly executed by the Company, the Principal Shareholders and the spouses of the Principal Shareholders;

                  (h) The Intercreditor Agreement, duly executed by the Bank and the Company;

                  (i) A copy of the Remaining Desjardins Note, duly executed by the Company in favor of Stanley P. Desjardins, in form and substance satisfactory to the Purchaser;

                  (j) Supplements to the Simula Change of Control Agreements, in form and substance satisfactory to the Purchaser, duly executed by each of the Simula Change of Control Parties and the Company;

                  (k) (i) A non-competition, non-solicitation and confidentiality agreement, in form and substance satisfactory to the Purchaser, duly executed by Stanley P. Desjardins and the Company, and (ii) non-solicitation agreements, in form and substance satisfactory to the Purchaser, duly executed by all other Principal Shareholders;

                  (l) A fee letter, in form and substance satisfactory to the Purchaser (the "FEE LETTER"), duly executed by the Company, with respect to the payment by the Company Parties of aggregate closing fees to the Purchaser as provided therein; and

                  (m) Such other documents as the Purchaser may reasonably request.

         6.8 COLLATERAL DOCUMENTS. The Company Parties shall have delivered to the Purchaser the following collateral documents, each dated as of the Closing
Date:

                  (a) The Security Agreement, duly executed by the Company Parties, together with the exhibits and schedules thereto;

                  (b) The Pledge Agreement, duly executed by the Company and the other "Pledgors" (as such term is defined therein), together with the exhibits and schedules thereto;

                  (c) Pledged Shares, together with stock powers duly executed by the appropriate Company Party in blank;

                  (d) The Intellectual Property Security Agreement, duly executed by the Bank and the Company, together with the exhibits and schedules thereto;

                  (e) UCC-1 Financing Statements, naming each Company Party as debtor, as applicable, duly executed by the Company Parties as requested by the Purchaser; and

                  (f) Such other documents relating to the Collateral as the Purchaser may request.

         6.9 BANK CREDIT FACILITY. The transactions contemplated by the Bank Credit Agreement shall have been consummated, and the Company shall have delivered copies of all of the Bank Credit Documents, certified by the Assistant Secretary of the Company, in form and substance acceptable to the Purchaser.

         6.10 SALE OF AIRLINE INTERIORS. (a) The Company shall have delivered to the Purchaser copies of the Airline Interiors Sale Agreement, together with all exhibits, schedules, agreements, instruments and other documents relating thereto, all certified by the Secretary of the Company as being true, complete and correct and in form and substance satisfactory to the Purchaser, (b) the Company shall have delivered evidence satisfactory to the Company that the Airlines Interior Buyer has deposited in cash at least $2.0 million, representing the "purchase price" under the Airline Interiors Sale Agreement, into an escrow account established by the Company and the Airline Interiors Buyer with an unrelated third party escrow agent under an escrow agreement in form and substance satisfactory to the Purchaser, the release of which escrowed funds is subject only to the expiration or earlier termination of the waiting period under the HSR Act applicable to the Airline Interiors Sale, and (c) the Airlines Interior Buyer and the Company (as the "ultimate parent entity") shall have each filed with the U.S. Federal Trade Commission and the U.S. Department of Justice the notification and report form and other documents required to be filed therewith with respect to the Airline Interiors Sale, true and correct copies of which shall have been delivered to the Purchaser for its review and comment.

         6.11 OPINION OF COUNSEL. The Purchaser shall have received the following: (a) an opinion letter of Fennemore Craig, a Professional Corporation, counsel to the Company Parties, dated as of the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel, and (b) an opinion letter of Bradley P. Forst, Esq., General Counsel to the Company Parties, dated as of the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel.

         6.12 DELIVERY OF CORPORATE DOCUMENTS. The Company Parties shall have delivered to the Purchaser the following for each Company Party:

                  (a) Certified copies of its charter or similar organizational documents as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (b) A good standing certificate and, if available, a good standing tax certificate, issued by the Secretary of State or Corporate Commission, as the case may be, of its state of incorporation or organization and the taxing authority of such state, in each case dated as of a recent practicable date prior to the Closing Date;

                  (c) Foreign good standing certificates from each jurisdiction in which it is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of a recent practicable date prior to the Closing Date;

                  (d) Copies of its bylaws or similar governing document as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (e) Resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrant and the other Investment Documents to which it is a party, and, in the case of the Company, approving and authorizing the execution, issuance, sale and delivery of the Securities, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (f) Incumbency certificates of its officers who are authorized to execute, deliver and perform this Agreement, the other Investment Documents and any other agreements, instruments, certificate or other documents required to be executed by it in connection herewith; and

                  (g) Such other documents as the Purchaser may request.

         6.13 REPAYMENT OF EXISTING INDEBTEDNESS; UCC TERMINATION STATEMENTS. Prior to or simultaneously with the Closing, (a) the Company shall have paid in full (i) all Indebtedness, liabilities and other obligations owing under the Senior Credit Agreement dated as of November 6, 1998, by and among the Company, the banks named therein and Bank One, Arizona, NA, as administrative agent and as issuing bank, and related documents, and (ii) all other Indebtedness, liabilities and other obligations scheduled to be paid on SCHEDULE 3.37, and (b) the Company shall have delivered to the Purchaser UCC termination statements, duly executed by or on behalf of Bank One, Arizona, NA, releasing any and all Liens securing the Indebtedness, liabilities or other obligations owing thereto as contemplated by clause (a) above.

         6.14 INSURANCE. The Company shall deliver to the Purchaser certificates of liability insurance with respect to the insurance policies required to be maintained by the Company and its Subsidiaries as of the Closing Date pursuant to SECTION 9.9, together with additional insured and lender's loss payable endorsements in favor of the Purchaser, all in form and substance satisfactory to the Purchaser.

         6.15 COMPLETION OF DUE DILIGENCE INVESTIGATION. The Purchaser shall have completed its due diligence investigation of the Company and its Subsidiaries and other Affiliates, to the sole satisfaction of the Purchaser and its legal counsel, as contemplated by the investment proposal letter agreements referenced in SECTION 13.3.

         6.16 PHASE I ENVIRONMENTAL ASSESSMENTS. The Company shall have delivered to the Purchaser Phase I Environmental Assessments, in form and substance satisfactory to the Purchaser, with respect to certain real property owned or leased by the Company Parties and selected by the Purchaser in its sole discretion.

         6.17 DELIVERY OF FINANCIAL PROJECTIONS. The Company shall have finalized and delivered to the Purchaser prior to the Closing Date, and the Purchaser shall have approved, the financial projections of the Company and its Subsidiaries for the four (4) Fiscal Years ending December 31, 2002 (the "INITIAL FINANCIAL PROJECTIONS"). The Initial Financial Projections shall specify the assumptions on which they are based and shall be made in good faith. The Initial Financial Projections shall be accompanied by an officer's certificate, in form and substance satisfactory to the Purchaser, duly executed by the Chief Financial Officer of the Company, specifying, among other things, the assumptions on which the Initial Financial Projections are based.

         6.18 [INTENTIONALLY OMITTED.]

         6.19 THIRD PARTY CONSENTS. The Company shall have obtained all other Consents required to be obtained from all Governmental Authorities and other Persons in connection with the transactions contemplated by this Agreement (including, without limitation, the Consents listed on SCHEDULE 3.6), and the Purchaser shall have approved the terms and conditions thereof.

         6.20 CAPITAL STRUCTURE. The Purchaser shall have approved the form, substance and scope of the legal and capital structure of the Company and its Subsidiaries.

         6.21 PROCEEDINGS SATISFACTORY. All proceedings taken prior to or at the Closing in connection with the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons. Without limiting the generality of the foregoing, the Company shall have made such arrangements as may be requested by the Purchaser to ensure that the proceeds from the issuance and sale of the Securities are applied in the manner set forth in SCHEDULE 3.37, including, without limitation, provision for the direct payment of the obligations of the Company to be paid from such proceeds as provided in SECTION 8.5, the withholding of fees payable to the Purchaser as provided in SECTION 8.5 and the segregation of funds to be paid to third parties concurrent with or following the Closing.

7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction, prior to the Closing, of the conditions set forth in this SECTION 7; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Company in its sole and absolute discretion:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date, and the Purchaser shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to the Closing Date.

         7.2 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal and state securities laws.

         7.3 NO INJUNCTION OR ORDER. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents.

         7.4 PAYMENT FOR SECURITIES. The Purchaser shall have delivered to the Company the Purchase Price required to be paid by SECTION 2.3, LESS the amounts provided for in SECTIONS 6.3 and 8.5.

8. INDEMNIFICATION; FEES AND EXPENSES.

         8.1 TRANSFER TAXES. The Company Parties shall pay all stamp, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance and sale of the Securities and shall hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

         8.2 LOSSES.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated, the Company Parties shall jointly and severally indemnify and hold harmless the Purchaser, its successors and assigns, and its Affiliates, employees, partners, officers, directors, representatives, agents, attorneys, successors and assigns (the "INDEMNIFIED PARTIES"), from and against any and all losses, claims, damages, liabilities, judgments, Indemnified

Environmental Costs, expenses and costs, including, without limitation, attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "LOSSES"), incurred by such Indemnified Party in connection with or arising from:

                           (i) Any breach of any warranty or the inaccuracy of any representation made by the Company Parties (or any Company Party) in this Agreement or any other Investment Document;

                           (ii) The failure of the Company Parties (or any Company Party) to fulfill any of their (or its) covenants, agreements or undertakings under this Agreement or any other Investment Document (or any other document or instrument executed herewith or pursuant hereto); or

                           (iii) Any third party actions, suits, proceedings or claims brought against any Indemnified Party in connection with, arising out of or with respect to (i) any other matters arising out of or in connection with the transactions contemplated by this Agreement, the Notes, the Warrant or any other Investment Document or (ii) the business, operations or affairs of the Company Parties (including, without limitation, any litigation in which any Company Party is involved).

                  (b) The Company Parties shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any request for such payment. The obligations of the Company Parties to the Indemnified Parties under this SECTION 8 shall be separate obligations to each Indemnified Party, and the liability of the Company Parties to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder.

                  (c) In addition, notwithstanding anything in this Agreement or any other Investment Document to the contrary, in the event of a breach of the representation and warranty set forth in SECTION 3.7(a) (including, without limitation, SCHEDULE 3.7(a)) with respect to the number of shares of Common Stock outstanding on a Fully Diluted Basis, to the extent that the number of Warrant Shares evidenced by the Warrant immediately after the Closing represent, as calculated therein, a percentage of the outstanding shares of Common Stock on a Fully Diluted Basis that is less than 4.8988%, then the Company shall immediately issue to the Purchaser, at no cost to the Purchaser, an additional warrant, in form and substance satisfactory to the Purchaser, representing an additional number of Warrant Shares such that, if such additional Warrant Shares had been included in the Warrant immediately after the Closing, such representation and warranty would have been true and accurate in all respects when made.

                  (d) The obligations of the Company Parties to the Indemnified Parties under this SECTION 8 shall survive (i) the repayment of the Notes (whether at maturity, by prepayment or acceleration or otherwise), (ii) any transfer of the Notes or any interest therein, (iii) the termination of this Agreement or any other Investment Document and (iv) the issuance, exercise, assignment and/or sale of the Warrant (or any interest therein) or the sale of the Warrant Shares.

         8.3 INDEMNIFICATION PROCEDURES. Any Person entitled to indemnification under this SECTION 8 shall (a) give prompt written notice to the Company of any claim with respect to which it is entitled to seek indemnification and (b) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably acceptable to such Person; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim and the fees and expenses of such counsel shall be at the expense of such Person unless (i) the Company has agreed to pay such fees or expenses; (ii) the Company has failed to notify such Person in writing within ten (10) days of its receipt of such written notice to the Company that it will assume the defense of such claim and employ counsel reasonably acceptable to such Person; or (iii) in the judgment of any such Person, a conflict of interest exists between such Person, on the one hand, and the Company or any of its Subsidiaries, on the other hand, with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person). The Company will not be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent of the Company (which consent will not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect of such claim or litigation.

         8.4 CONTRIBUTION. If the indemnification provided for in this SECTION 8 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Company Parties, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company Parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company Parties, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either any Company Party or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 8.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         8.5 REIMBURSEMENT OF DEAL-RELATED COSTS AND EXPENSES. Notwithstanding anything to the contrary contained herein or otherwise, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, and in addition to all other amounts due or owing to the Purchaser hereunder, under any other Investment Document or otherwise, the Company Parties shall be jointly and severally responsible, and jointly and severally agree to promptly reimburse the Purchaser, for all out-of-pocket costs and expenses of every type and nature (including, without limitation, all fees and expenses of counsel, accounting fees and expenses and other deal-related costs and expenses) incurred by or on behalf of the Purchaser, in an aggregate amount not to exceed $300,000, in connection with the Purchaser's due diligence investigation of the Company and its Subsidiaries and other Affiliates, the preparation, negotiation, execution and delivery of this Agreement, the Notes, the Warrant and the other Investment Documents and the consummation of the transactions contemplated hereby and thereby (which costs and expenses may be withheld by the Purchaser from the proceeds to be delivered by the Purchaser at the Closing pursuant to SECTION 7.4). At the Purchaser's request and direction, the Company shall reimburse third party providers of the Purchaser directly for all of such costs and expenses. In addition, the Company Parties jointly and severally agree to pay to the Purchaser such fees, costs and expenses at the Closing, if the Closing occurs, or within one (1) Business Day of any written demand therefor by the Purchaser, if the Closing shall not occur for any reason.

         8.6 COSTS OF COLLECTION. The Company Parties jointly and severally agree to pay to the Purchaser all costs and expenses, including the fees and expenses of all attorneys, accountants and other experts retained by the Purchaser, which are expended or incurred by or on behalf of the Purchaser in connection with (a) the collection and enforcement of the Obligations, whether or not any action, suit or other proceeding is commenced; (b) any actions for declaratory relief in any way related to the Obligations; (c) the protection or preservation of any rights or remedies of the Purchaser under this Agreement or any other Investment Document; (d) any actions taken by the Purchaser in negotiating any amendment, waiver, consent or release of or under this Agreement, the Notes or any other Investment Document; (e) any actions taken in reviewing the Company's or any of its Subsidiaries' financial affairs if any Event of Default has occurred or the Purchaser has determined in good faith that an Event of Default may likely occur, which actions shall include, but not be limited to the following: (i) inspect the facilities of the Company and any of its Subsidiaries or conduct audits or appraisals of the financial condition of the Company and any of its Subsidiaries; (ii) have an accounting or other firm selected by the Purchaser review the books and records of the Company and any of its Subsidiaries and perform a thorough and complete examination thereof; (iii) interview the Company and any of its Subsidiaries' employees, attorneys, accountants, customers and any other Persons related to the Company or such Subsidiaries which the Purchaser believes may have relevant information concerning the business, condition (financial or otherwise), results of operations or prospects of the Company or any of its Subsidiaries; and

(iv) undertake any other action which the Purchaser believes is necessary to assess accurately the financial condition and prospects of the Company and any of its Subsidiaries; (f) any refinancing, restructuring (whether in the nature of a "work out" or otherwise), bankruptcy or insolvency proceeding involving the Company or any of its respective Subsidiaries or other Affiliates, including, without limitation, any refinancing or restructuring of this Agreement, the Notes or any other Investment Documents; (g) any actions taken to verify, maintain, perfect and protect any Lien granted to the Purchaser by the Company or any other Person under the Investment Documents; or (h) any effort by the Purchaser to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any case under Bankruptcy Laws. The Company Parties hereby consent to the taking of the foregoing actions by the Purchaser.

9. AFFIRMATIVE COVENANTS. The Company Parties jointly and severally covenant and agree that, except as provided in SECTION 9.23, so long as any Obligations under the Notes remain outstanding or the Purchaser owns or holds, or has the right to acquire, directly or indirectly, at least 500,000 Warrant Shares, the Company Parties shall perform, comply with and observe each of the covenants set forth in this SECTION 9, as applicable.

         9.1 PAYMENT OF NOTES AND OTHER OBLIGATIONS. The Company Parties shall fully and timely pay all Obligations owing pursuant to the terms of this Agreement, the Notes (including, without limitation, all principal thereof, premium, if any, and interest thereon), the Warrant and the other Investment Documents to which they are parties, in each case on the dates and in the manner provided for herein and therein.

         9.2 PERFORMANCE OF INVESTMENT DOCUMENTS. The Company Parties shall perform, comply with and observe all of its obligations under this Agreement, the Notes, the Warrant and each other Investment Document.

         9.3 INFORMATION REPORTING REQUIREMENTS. The Company shall furnish to the Purchaser:

                  (a) As soon as available, and in no event later than ninety
(90) days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, and related consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized national standing as a "Big 5" accounting firm selected by the Company (which opinion shall provide that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP, and which opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the records of the Company or any of its Subsidiaries or otherwise qualified in any respect);

                  (b) Within two (2) Business Days after it is prepared, and in no event later than twenty (20) days after the last day of each calendar month, a monthly financial package for such month (the "MONTHLY REPORTING PACKAGE"), all in reasonable detail and prepared in accordance with GAAP, consisting of at least the following:

                           (i) an income statement for such month on a consolidated and consolidating basis and by division, with comparative information for the Initial Financial Projections for the Fiscal Year ended December 31, 2000 and the Annual Financial Projections thereafter, and the same month during the immediately preceding Fiscal Year;

                           (ii) a year-to-date income statement for such month on a consolidated and consolidating basis and by division, with comparative information for the Initial Financial Projections for the Fiscal Year ended December 31, 2000 and the Annual Financial Projections thereafter, and the same year-to-date month during the immediately preceding Fiscal Year;

                           (iii) a cash flow statement for such month, with comparative information for the Initial Financial Projections for the Fiscal Year ended December 31, 2000 and the Annual Financial Projections thereafter, and the same month during the immediately preceding Fiscal Year;

                           (iv) a year-to-date cash flow statement for such month, with comparative information for the Initial Financial Projections for the Fiscal Year ended December 31, 2000 and the Annual Financial Projections thereafter, and the same year-to-date period during the immediately preceding Fiscal Year;

                           (v) a balance sheet as at the end of such month on a consolidated and consolidating basis, with comparative information for the Initial Financial Projections for the Fiscal Year ended December 31, 2000 and the Annual Financial Projections thereafter, and as at the end of the same month during the immediately preceding Fiscal Year; and

                           (vi) other information, as may be requested by the Purchaser, to monitor mutually agreeable critical success factors of the Company that need to be achieved in order for the Company to meet its financial projections, including, without limitation, aged backlog, receivables aging, and payables aging;

                  (c) No later than Tuesday of the following week, financial information regarding the Company and its Subsidiaries with respect to the immediately preceding week, all in reasonable detail and prepared in accordance with GAAP, consisting of the following: (i) a backlog report for SASD as of the close of business at the end of such week; (ii) a copy of the weekly borrowing base certificate delivered to the Bank; (iii) a statement showing the cash position as of the close of business at the end of such week; (iv) a trade payables aging schedule as of the closing of business at the end of such week; and (v) such other information as the Purchaser may request;

                  (d) Promptly (and in any event not later than three (3) Business Days) after the issuance of any Audit Report, or series of Audit Reports, a copy (or copies) of such Audit Report(s) (or written summaries of any substantially similar oral reports(s));

                  (e) At least thirty (30) days prior to the beginning of each Fiscal Year, a copy of the Company's internal financial projections for such Fiscal Year (the "ANNUAL FINANCIAL PROJECTIONS"), prepared on a monthly basis and in reasonable detail, which shall include the following: (i) a balance sheet, income statement and cash flow statement for each month of such Fiscal Year; (ii) a capital expenditures budget, including, without limitation, internal rate of return analysis and "payback" analysis; (iii) an explanation in reasonable detail of all material changes proposed for the business and its personnel and facilities; (iv) an explanation in reasonable detail of all material assumptions underlying such financial projections, which assumptions shall be believed by the Company to be reasonable; (v) a description of the opportunities to be pursued during such Fiscal Year; and (vi) a description of any incentive compensation expected to be paid to senior management;

                  (f) Simultaneously with the delivery of (i) the financial statements required to be delivered to the Purchaser under clause (a) of this
SECTION 9.3 and (ii) the financial statements required to be delivered to the Purchaser under clause (b) of this SECTION 9.3 with respect to each calendar month which ends on the last day of any Fiscal Quarter, a Compliance Certificate, in substantially the form of EXHIBIT C, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying that each of them has reviewed this Agreement and the other Investment Documents and such financial statements (including the financial condition and results of operations) of the Company and its Subsidiaries for purposes of delivering such Compliance Certificate and further certifying as to the matters set forth in such Compliance Certificate;

                  (g) Promptly after submission to any Governmental Authority (and in any event not later than two (2) Business Days thereafter), all documents and information furnished to such Governmental Authority in connection with any investigation of the Company or any of its Subsidiaries other than routine inquiries by such Governmental Authority;

                  (h) Promptly (and in any event not later than two (2) Business
Days) after an officer of the Company obtains knowledge thereof, notice of (i) the occurrence of any event, act or condition which constitutes a Default or Event of Default or any "default" or "event of default" under the terms of any Other Debt Documents; (ii) the commencement of any litigation against the Company or any of its Subsidiaries involving an amount in excess of $50,000 or any investigation or other proceeding of any Governmental Authority against the Company or any of its Subsidiaries; or (iii) any other event which could have a Material Adverse Effect. Each such notice shall specify in reasonable detail the nature of the event, act, condition, Default, Event of Default, default, event of default, litigation or investigation or other proceeding and what action the Company or any other Person is taking or proposes to take to cure the same;

                  (i) Concurrently with the delivery of any "Notice of Major Transaction" or Notice of Triggering Event" (as such terms as defined in the Company's charter), copies of such notices furnished to the holders of the Series A Preferred;

                  (j) (i) Within five (5) Business Days after the calendar month ending January 31, 2000, a backlog report for SSSI as of the end of such calendar month, signed by the Chief Executive Officer, Chief Operating Officer of Chief Financial Officer of the Company and in reasonable detail,(ii) within five (5) Business Days after the two week period ending February 11, 2000, a backlog report for SSSI as of the end of such two week period, signed by the Chief Executive Officer, Chief Operating Officer of Chief Financial Officer of the Company and in reasonable detail; and (iii) within five (5) Business Days after the end of each one week period ending February 18, 2000 and thereafter, a backlog report for SSSI as of the end of each such week, signed by the Chief Executive Officer, Chief Operating Officer of Chief Financial Officer of the Company and in reasonable detail; and

                  (k) Promptly upon request (and in any event not later than three (3) Business Days thereafter), such other notices and other information (whether or not in the possession of third parties) concerning the business, operations, condition (financial or otherwise) or affairs of the Company or its Subsidiaries or other Affiliates as the Purchaser may from time to time request, including, without limitation, written notices of any sales of Common Stock by the Principal Shareholders.

         9.4 SEC DOCUMENTS. The Company shall timely file with the Commission, and provide to the Purchaser concurrently therewith, all Company SEC Documents as are specified in the Exchange Act as being required to be filed by U.S. corporations that are subject to reporting requirements of the Exchange Act. In addition, the Company shall timely file with the NYSE and provide to the Purchaser concurrently therewith, all Company SEC Documents required to be filed therewith. Each Company SEC Document to be filed by the Company, when filed with the Commission or the NYSE, as the case may be, will comply with all applicable requirements of the Securities Act, the Exchange Act or the NYSE rules, as the case may be, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries to be included in each Company SEC Document to be filed by the

Company will comply as to form, as of the date of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied). Notwithstanding anything to the contrary contained in this SECTION 9.4, the Company shall not be deemed to be in default of this
SECTION 9.4 if the Company is late in filing any Company SEC Document, PROVIDED that (a) such Company SEC Document is filed with the Commission within ten (10) Business Days after the filing was due, shall notify the Purchaser in writing of the late filing and (b) such late filing shall not in any manner adversely affect the Purchaser's right to avail itself of the benefits under Rule 144 promulgated under the Securities Act with respect to the Warrant Shares, and PROVIDED FURTHER that the Company shall not rely on the grace period in this sentence on more than two (2) occasions during the term of this Agreement.

         9.5 COMPLIANCE WITH LAWS. The Company Parties shall, and shall cause each of its Subsidiaries to, comply at all times with all Applicable Laws (including, without limitation, Environmental Laws) in respect of the conduct of its or their businesses and the ownership of its or their properties in the states or other jurisdictions in which it or they conduct their respective businesses, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

         9.6 LEGAL EXISTENCE. The Company Parties shall, and shall cause each of its Subsidiaries to, at all times do or cause to be done all things necessary to
(a) maintain and preserve its existence and its material rights and privileges,
(b) become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (c) preserve, renew and keep in full force and effect all of its Operating Licenses, except where the failure to maintain such Operating Licenses could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the Company Parties may dissolve Airline Interiors after the Airline Interiors Sale is consummated.

         9.7 BOOKS AND RECORDS; INSPECTIONS. The Company Parties shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true and complete entries in conformity with GAAP and all requirements of Applicable Laws shall be made of all material dealings and transactions in relation to its business and activities. The Company Parties shall, and shall cause each of its Subsidiaries to, permit the designated representatives and/or agents of the Purchaser to visit and inspect any of the properties of the Company Parties and their Subsidiaries, and to examine the books of record and account of the Company Parties and their Subsidiaries and to discuss the affairs, finances and accounts of the

Company Parties and their Subsidiaries with, and be advised as to the same by, its officers, attorneys and independent accountants, all during normal business hours and at such reasonable times and to such extent as the Purchaser may request (and in any event as soon as practicable (and not later than three (3) Business Days) thereafter), PROVIDED that so long as no Default or Event of Default has occurred or is continuing, any costs or expenses paid or payable to third party service providers which are incurred by the Purchaser in connection with the activities contemplated in this SECTION 9.7 shall be paid by the Purchaser. In addition, all such requests of the Purchaser shall be made by telephone or pursuant to SECTION 13.6 to any Principal Shareholder.

         9.8 MAINTENANCE OF PROPERTIES. The Company Parties shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its or their properties which are necessary or materially useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material personal property leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder. The Company Parties shall, and shall cause each of its Subsidiaries to, make all payments and otherwise perform all of its obligations under all leases of Real Property, and all leases of material personal property, to which any Company Party or any such Subsidiary is a party, keep such leases in full force and effect and not permit such leases to expire, lapse or be terminated (or any rights to renew such leases to be forfeited or canceled), notify the Purchaser of any default by any party thereto and cooperate with the Purchaser in all respects to cure any such default. Notwithstanding anything to the contrary contained in this SECTION 9.8, the Company Parties may determine in good faith that any of its assets or properties, whether owned or leased, is obsolete or has been damaged and the cost of repair makes its inadvisable to repair such asset or property. In either event, or in the event that the Company elects, subject to SECTION 10.9, to discontinue the line of business in which such property is necessary or useful, the Company shall be under no obligation under this SECTION 9.8 in respect of such asset or property. Nothing in this
SECTION 9.8 shall be deemed to constitute consent to the sale, transfer or other disposition of any such assets or properties.

         9.9 INSURANCE. The Company Parties shall maintain with financially sound and reputable insurers policies of insurance, coverage amounts and related terms and conditions for the Company and its Subsidiaries normally maintained by companies engaged in the same or similar business as the Company Parties against loss or damage and such other policies of insurance and coverage amount as may be reasonably requested by the Purchaser. Such insurance shall include, without limitation, comprehensive general liability, fire and extended coverage, product liability and recall, property damage, workers' compensation, flood insurance (if customarily maintained in locations in which any Company Party is located), earthquake loss insurance, environmental liability insurance, business interruption insurance (either for loss of revenues or for additional expenses) and directors and officers liability insurance as provided in the Investor Rights Agreement. All insurance covering liability shall name the Purchaser as an additional insured, and all insurance covering property subject to a Lien in favor of the

Purchaser shall name the Purchaser as a loss payee and, with respect to any casualty or loss, provide that the full amount of insurance proceeds shall be payable to the Purchaser. In addition, the Company Parties shall procure from financially sound and reputable insurers acceptable to the Purchaser within thirty (30) days after the Closing, and maintain until the Obligations have been indefeasibly paid in full, key man life insurance policies on the lives of each of the Principal Shareholders in coverage amounts costing $20,000 per year in aggregate premiums for such key man life insurance policies. Each of the insurance policies required to be maintained under this SECTION 9.9 shall provide for at least thirty (30) days' prior written notice to the Purchaser of the cancellation or substantial modification thereof.

         9.10 TAXES. The Company Parties shall, and shall cause each of its Subsidiaries to, pay and discharge promptly when due all Taxes imposed upon it or any of its or their properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes; PROVIDED, HOWEVER, that the Company Parties need not pay or discharge any such Tax so long as (a) the validity or amount thereof is being contested in good faith and by appropriate proceedings, (b) the Company's outside Tax counsel shall have advised the Company in writing that it has a reasonable legal basis for contesting the validity or amount of such Tax and (c) reserves as may be required by GAAP shall have been made therefor.

         9.11 ERISA MATTERS.

                  (a) The Company Parties shall, and shall cause each of its Subsidiaries to, cause each Benefit Plan to be operated in compliance with the terms of such Benefit Plan and Applicable Law and shall pay and discharge promptly any liability imposed upon it or them pursuant to the provisions of such Benefit Plan and Applicable Law; PROVIDED, HOWEVER, that no Company Party shall be required to pay any such liability if (i) the amount, applicability, or validity thereof shall be diligently contested in good faith by appropriate proceedings and (ii) such Person shall have set aside on its books reserves which, in the good faith judgment of the Board of Directors of such Person, are adequate with respect thereto.

                  (b) The Company Parties shall, and shall cause each of its Subsidiaries to, deliver to the Purchaser promptly, but in no event more than five (5) Business Days after any officer of any Company Party obtains knowledge of (i) the Internal Revenue Service's (A) revocation of the tax-qualified status of any Benefit Plan that is a tax-qualified retirement plan, (B) imposition of an excise tax upon the occurrence of a "prohibited transaction" as such term is defined in Section 4975 of the Code, or (C) disallowance of a deduction (in whole or in part) for a contribution to a Benefit Plan, (ii) the institution of a lawsuit against a Benefit Plan (or a Fiduciary of such plan), or (iii) the United Stated Department of Labor's imposition of a penalty under Section 502 of ERISA relating to a Benefit Plan, a written notice specifying the nature of such action, what action has been taken, is being taken, or is proposed to be taken with respect thereto, and a copy of any correspondence or other documentation relating to the matter.

         9.12 COMMUNICATION WITH ACCOUNTANTS. So long as an Event of Default shall have occurred and be continuing, the Company Parties hereby authorize the Purchaser to communicate directly with the Company Parties' independent certified public accountants, and authorize such accountants to disclose to the Purchaser any and all financial statements and other supporting financial documents, workpapers and schedules as the Purchaser may request.

         9.13 COMPLIANCE WITH MATERIAL CONTRACTS. The Company Parties shall, and shall cause each of its Subsidiaries to, (a) perform, comply with and observe all terms and provisions of each Material Contract to be performed, complied with or observed by it, (b) subject to SECTION 10.10(c), maintain each Material Contract in full force and effect and (c) enforce each Material Contract in accordance with its terms. The Company Parties shall make such demands or requests for information from each other party to any Material Contract, and take action against each other party to any Material Contract, as the Purchaser may request and the General Counsel of the Company shall approve in the exercise of his reasonable business judgment; PROVIDED, HOWEVER, that if, in connection with the enforcement of any rights or remedies of any Company Party under any employment agreement, non-competition, non-solicitation and/or confidentiality agreement or similar agreement to which it is a party, the Purchaser requests that such Company Party file any action, suit or other proceeding seeking injunctive or other equitable relief against such other party, such Company Party shall do so within three (3) Business Days of its receipt of such request. This SECTION 9.13 shall (i) not apply to any Material Contracts to which Airline Interiors is a party from and after the closing of the Airline Interiors Sale and (ii) be solely for the benefit of the initial Purchaser.

         9.14 FISCAL YEAR END. The Company Parties will cause the Fiscal Year of the Company and its Subsidiaries to end on December 31 of each calendar year or on such other date as the Company may designate and the Purchaser shall approve in writing.

         9.15 ENVIRONMENTAL MATTERS.

                  (a) The Company Parties shall, and shall cause each of its Subsidiaries to, comply, and shall use their reasonable best efforts to cause all tenants and other Persons who may come upon any Real Property to comply (and the Company Parties shall not be obligated to incur any costs in excess of $5,000 to cause such tenants and other Persons to so comply), with all Environmental Laws, including those requiring disclosures to prospective and actual buyers or tenants of all or any portion of the Real Property. The Company Parties will not, and will not permit their Subsidiaries to, install or allow to be installed any underground storage tanks on any Real Property. The Company Parties shall, and shall cause each of its Subsidiaries to, comply with the recommendations of any qualified environmental engineer or other expert engaged by the Company Parties with respect to any Real Property.

                  (b) The Company shall promptly notify the Purchaser in writing
(i) if it knows, suspects or believes there may be any Hazardous Materials in or around any part of the Real Property, any improvements constructed on the Real Property, or the soil, groundwater or soil vapor on or under the Real Property, or that any Company Party or the Real Property may be subject to any threatened or pending investigation by any Governmental Authority under any Applicable Laws pertaining to any Hazardous Materials, and (ii) of any claim made or threatened by any Person arising out of or resulting from any Hazardous Materials being present or released in, on or around any part of the Real Property, any improvements constructed on the Real Property or the soil, groundwater or soil vapor on or under the Real Property (any of the matters described in clauses (i) and (ii) above being referred to as a "HAZARDOUS MATERIALS CLAIM").

                  (c) The Purchaser shall have the right, during normal business hours, to enter and visit any Real Property for the purposes of observing the Real Property, taking and removing soil or groundwater samples and conducting tests on any part of the Real Property, if the Purchaser has reason to believe that Hazardous Materials may be present on the Real Property, all at the cost and expense of the Company if such costs equal or are less than $5,000; PROVIDED, HOWEVER, that the Purchaser shall not have any duty to visit or observe the Real Property or to conduct tests, and no site visit, observation or testing by the Purchaser shall impose any liability on the Purchaser. The Company Parties shall use its reasonable efforts to obtain all Consents necessary, if any, for the Purchaser to do any of the same; PROVIDED, HOWEVER, that the Company shall have no obligation to expend in excess of $5,000 to obtain such Consents. In no event will any site visit, observation or testing by the Purchaser be a representation that Hazardous Materials are or are not present in, on or under the Real Property, or that there has been or will be compliance with any Environmental Law. Neither the Company Parties nor any other Person shall be entitled to rely on any site visit, observation or testing by the Purchaser. The Purchaser shall, if requested by the Company, share with the Company the written results, if any, from any such site visit, observation or testing. The Purchaser owes no duty of care to protect the Company Parties or any other Person against or to inform the Company Parties or any other Person of the presence of any Hazardous Materials or any other adverse condition affecting the Real Property, except that the Purchaser shall repair any damage to Real Property caused by or on behalf of the Purchaser in connection with any inspection by the Purchaser of such Real Property. The Purchaser shall use its reasonable efforts to avoid interfering with the existing use of the Real Property by the Company Parties in exercising any rights provided in this
SECTION 9.15.

                  (d) The Company Parties shall, and shall cause each of its Subsidiaries to, promptly undertake any and all remedial work in response to Hazardous Materials Claims ("REMEDIAL WORK") to the extent required by any Governmental Authority involved or as recommended by prudent business practices, if such standard requires a higher degree of remediation, and in all events to minimize any impairment to the Real Property. All Remedial Work must be conducted (i) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (ii) pursuant to a detailed written plan for the Remedial Work approved by all public or private agencies or persons with a legal or contractual right to such approval; (iii) with insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and

(iv) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) at the Purchaser's option, are subject to the Purchaser's prior written approval.

         9.16 ADDITIONAL COMPANY PARTIES. The Company shall cause any direct or indirect Subsidiary of the Company formed, created or acquired at any time after the Closing to execute and deliver to the Purchaser promptly (and in any event within three (3) days after such formation, creation or acquisition): (a) a joinder to this Agreement, in form and substance satisfactory to the Purchaser, pursuant to which such Subsidiary would become a Company Party hereunder, (b) a joinder to the Guaranty, in form and substance satisfactory to the Purchaser, pursuant to which such Subsidiary would become a Guarantor, (c) a joinder to the Security Agreement, pursuant to which such Subsidiary would grant a security interest in all of its assets, (d) if such Subsidiary has any Subsidiaries, pledge agreements, together with (i) certificates representing all of the Capital Stock of such Subsidiaries; (ii) undated stock powers executed in blank and (iii) such opinions of counsel and such approving certificates of such Subsidiaries as the Purchaser may request in respect of complying with any legend on any such certificate or any other matter relating to such shares; (e) such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain the first priority (subject only to the Liens, if any, of the Bank) of any Lien in favor of the Purchaser to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Collateral Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations, and (e) such additional agreements, instruments, approvals and documents, and legal opinions, as the Purchaser may request to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in this Agreement and the other Investment Documents.

         9.17 NYSE LISTING. The Company shall use its best efforts to do or cause to be done all things necessary at all times to maintain the listing of the Common Stock on the NYSE.

         9.18 C&C NOTES. The Company Parties shall use their best efforts to collect, and enforce the payment and collection of, all amounts owing to it under the C&C Notes and its rights under the security and other agreements, instruments or documents relating thereto, and shall not amend, supplement or otherwise modify the terms of any C&C Note or such other documents without the prior written consent of the Purchaser.

         9.19 BRIDGE FEE. Until all of the Obligations under the Term A Note are indefeasibly paid in full, the Company Parties shall jointly and severally pay to the Purchaser, as additional consideration for the purchase of the Term A Note by the Purchaser, a non-accountable, non-refundable monthly bridge fee (the "BRIDGE FEE") in the amount of $25,000. The Bridge Fee shall be payable in arrears on the last Business Day of each calendar month, commencing on

January 31, 2000, and on the date upon which all of the Obligations under the Term A Note are indefeasibly paid in full. The Bridge Fee payable in each month shall be deemed fully earned by the Purchaser as of the first day of such month.

         9.20 DISSOLUTION OF SIMULA PROTECTIVE UK AND INTAERO LTD. As soon as practicable but not later than sixty (60) days following the Closing Date, the Company shall cause the dissolution and winding up of Simula Protective UK. Prior to the date that Simula Protective UK has been dissolved and wound up, no Company Party shall transfer any assets or properties to Simula Protective UK, or cause Simula Protective UK to conduct any business whatsoever, and Simula Protective UK shall remain an inactive indirect Subsidiary of the Company. In addition, as soon as practicable but not later than January 7, 2000, the Company shall cause the dissolution and winding up of Intaero Ltd. Prior to the date that Intaero Ltd. has been dissolved and wound up, no Company Party shall transfer any assets or properties to Intaero Ltd., or cause Intaero Ltd. to conduct any business whatsoever, and Intaero Ltd. shall remain an inactive Subsidiary of the Company.

         9.21 FUTURE INFORMATION. All data, certificates, reports, statements, documents and other information furnished to the Purchaser by or on behalf of the Company Parties, any of their Subsidiaries or any of their respective representatives or agents in connection with this Agreement, the other Investment Documents or the transactions contemplated hereby and thereby, at the time the information is so furnished, shall not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

         9.22 FURTHER ASSURANCES. From time to time after the date hereof, the Company Parties shall, and shall cause its Subsidiaries and any other Persons who are required to give their Consent to execute and deliver, such instruments, certificates and documents, and will take all such actions, as the Purchaser may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Notes, the Warrant and the other Investment Documents. Upon exercise by the Purchaser of any power, right, privilege or remedy pursuant to this Agreement, the Securities Purchase Agreement, or any other Investment Document which requires any Consent, the Company Parties will execute and deliver, and will cause its Subsidiaries and any other Persons to execute and deliver, all applications, certifications, instruments and other documents and papers that may be required to be obtained for such Consent.

         9.23 SURVIVAL OF CERTAIN AFFIRMATIVE COVENANTS. From and after the date that the Obligations under the Notes have been indefeasibly paid in full, the Company Parties shall no longer be obligated to perform, comply with and observe the covenants set forth in SECTIONS 9.3(c) through (k) only (Information Reporting Requirements), SECTION 9.8 (Maintenance of Properties), SECTION 9.9 (Insurance), SECTION 9.12 (Communication with Accountants), SECTION

9.13 (Compliance with Material Contracts), SECTION 9.14 (Fiscal Year End),
SECTION 9.16 (Additional Company Parties), SECTION 9.18 (C&C Notes), SECTION
9.21 (Future Information) and SECTION 9.22 (Further Assurances).

10. NEGATIVE AND FINANCIAL COVENANTS. The Company Parties jointly and severally covenant and agree that, except as provided in SECTION 10.15, so long as any Obligations under the Notes remain outstanding or the Purchaser owns or holds, or has the right to acquire, directly or indirectly, at least 500,000 Warrant Shares, the Company shall perform, comply with and observe each of the covenants set forth in this SECTION 10, as applicable.

         10.1 LIMITATIONS ON INDEBTEDNESS. The Company Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, suffer to exist or become or remain liable with respect to any Indebtedness, except for:

                  (a) The Obligations;

                  (b) Indebtedness existing under the Bank Credit Agreement;

                  (c) The Indebtedness existing on the date hereof and listed on
SCHEDULE 3.11 (excluding any refinancings, restructurings (whether in the nature of a "work out" or otherwise), restatements or refundings thereof);

                  (d) Trade accounts payables that are more than sixty (60) days past their due dates incurred in the ordinary course of business in the aggregate amount of $100,000 at any time outstanding; and

                  (e) Indebtedness consisting of the maximum fixed repurchase price of any mandatory redemption of the Series A Preferred, PROVIDED that the Company shall not make any mandatory redemption of the Series A Preferred prior to the repayment in full of all Obligations under the Notes.

         10.2 LIMITATIONS ON LIENS. The Company Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any Lien with respect to any of its properties (whether tangible or intangible, now existing or hereafter acquired), except:

                  (a) Liens in favor of the Purchaser;

                  (b) Liens in favor of the Bank; and

                  (c) Permitted Liens.

         10.3 LIMITATIONS ON INVESTMENTS. The Company Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, purchase, make or own any Investment, EXCEPT:

                  (a) Permitted Investments; and

                  (b) Investments set forth on SCHEDULE 3.11.

         10.4 LIMITATIONS ON RESTRICTED PAYMENTS BY THE COMPANY. The Company shall not, directly or indirectly, make any Restricted Payments. Notwithstanding the foregoing sentence, so long as the Company is Solvent and no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the Company may make the following Restricted Payments:

                  (a) Any dividend or other distribution on account of any other Capital Stock of the Company now or hereafter outstanding which is payable solely in shares of the same class of Capital Stock;

                  (b) The issuance of Common Stock upon the exercise of Equity Rights of the Company outstanding as of the date hereof;

                  (c) The cancellation or acquisition of any Capital Stock of the Company as payment to the Company of the exercise price of any Equity Rights of the Company; or

                  (d) Fees and other payments to professional service providers who are Affiliates of the Company made on an arm's length basis and approved in writing in advance by a majority of the disinterested directors of the Board of Directors of the Company (which approval shall be confirmed in writing). Fees and other payments made to such professional service providers in accordance with this CLAUSE (d) shall be deemed to have complied with the provisions of
SECTION 10.6.

         10.5 LIMITATIONS ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company Parties shall not, and shall not permit any of their Subsidiaries to, enter into or permit to exist any agreement, instrument or other document which, directly or indirectly, prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any Company Party or Subsidiary to (a) pay dividends or make other distributions in respect of its Capital Stock owned by the Company or any other Subsidiary, (b) pay or repay any Indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or (d) transfer any of its properties or assets to the Company or any other Subsidiary.

         10.6 LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company Parties shall not, and shall not permit any of their Subsidiaries to, enter into at any time any contract, transaction or other arrangement involving any Company Party or such Subsidiary, on the one hand, and any other Company Party or any of its or their respective Affiliates, officers, directors or employees, on the other hand, unless such contract, transaction or arrangement (a) has been approved in writing in advance by a majority of the disinterested directors of the Board of Directors of the Company, (b) will be on terms and conditions that are no less favorable to the Company Party or Subsidiary, as the case may be, than those that would be obtained from any Person who is not an Affiliate of (or otherwise related to) the Company Party or any of its Subsidiaries in a similar transaction and (c) has been approved in writing in advance by the Purchaser.

         10.7 CHANGE IN BUSINESS. The Company Parties shall not engage in any business other than the business described in recital A.

         10.8 SALES OF RECEIVABLES. The Company Parties shall not, and shall not permit any of their Subsidiaries to, sell, assign, discount, transfer, or otherwise dispose of any material accounts receivable, chattel paper, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

         10.9 FUNDAMENTAL CHANGES. No Company Party shall, and the Company Parties shall not permit any of their Subsidiaries to:

                  (a) make any change in its business objectives, purposes, structure or operations as the same exists on the date hereof;

                  (b) amend, modify or alter its charter, bylaws or other organizational documents in any manner which is either (i) adverse to the Purchaser or (ii) adversely affects the ability of any Company Party to repay the Obligations or the Guarantied Obligations, as the case may be, or otherwise perform its obligations hereunder or under any other Investment Document;

                  (c) merge, consolidate, amalgamate, reorganize or recapitalize;

                  (d) form, create or acquire any additional Subsidiaries;

                  (e) sell, lease, transfer or otherwise dispose of, in any transaction or series of transactions, all or a significant portion of its assets (whether now owned or hereafter acquired), other than (i) Airline Interiors pursuant to the Airlines Interior Sale and (ii) dispositions of assets in the ordinary course of business not to exceed $100,000 in the aggregate in any Fiscal Year;

                  (f) wind up, liquidate or dissolve itself (or permit or suffer any thereof); or

                  (g) issue any of its Capital Stock (other than the issuance by the Company of shares of Series A Preferred as a dividend payable to holders of Series A Preferred pursuant to the terms of its charter or shares of Common Stock upon the exercise of Equity Rights of the Company existing as of the date hereof).

         10.10 AGREEMENTS AFFECTING CAPITAL STOCK AND INDEBTEDNESS; AMENDMENTS TO MATERIAL CONTRACTS. No Company Party shall, and the Company Parties shall not permit any of their Subsidiaries to, without the prior written consent of the
Purchaser:

                  (a) Enter into any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of the Capital Stock of any Company Party, except for, in the case of the Company, the Investor Rights Agreement;

                  (b) Amend, supplement, modify, refinance, renew, replace or restructure any Other Debt Document, or waive any term or provision contained therein; or

                  (c) Cancel or terminate any Material Contract (or consent to or accept any cancellation or termination thereof), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any breach of or default under any Material Contract, or take any action in connection with any Material Contract that would impair the value of the interests or rights of any Company Party thereunder or that would impair the interest or rights of the Purchaser hereunder or under this Agreement or any other Investment Document.

         10.11 CONDITIONAL SALES. No Company Party shall, and the Company Parties shall not permit any of their Subsidiaries to, make any sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or any other repurchase or return basis, other than in the ordinary course of business consistent with prior periods.

         10.12 MARGIN STOCK. No Company Party shall, and the Company Parties shall not permit any of their Subsidiaries to, directly or indirectly, use any of the proceeds from the issuance and sale of the Securities for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that violates the Margin Regulations. If requested by the Purchaser, the Company Parties will promptly furnish to the Purchaser a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in the Margin Regulations.

         10.13 NO PAYMENTS UPON A SIMULA CHANGE OF CONTROL. No Company Party shall, without the prior written consent of the Purchaser, make any payments to any Simula Change of Control Party pursuant to its obligations under any Simula Change of Control Agreement upon the occurrence of a "Change of Control" (as such term is defined therein), except to the extent that any such Change of Control Party is entitled to such payments under the applicable supplement to Simula Change of Control Agreement delivered at the Closing pursuant to SECTION 6.7(j).

         10.14 SUBLEASE OF AIRLINE INTERIORS LEASE. The Company shall use its best efforts to locate a Person to whom to sublease, or otherwise transfer the lease relating to, the industrial building and related manufacturing facilities located in Poway, California, and currently used by Airline Interiors in its business operations.

         10.15 FINANCIAL COVENANTS. The Company covenants and agrees that, so long as any Obligations remain outstanding, the Company shall perform, comply with and observe each of the financial covenants set forth in this SECTION 10.15, PROVIDED that in the event that the Capital Stock, or all or substantially all of the assets, of Artcraft Industries shall have been sold, the financial covenant amounts shall be reset to take into account the effects of such sale.

                  (a) MINIMUM MONTHLY EBITDA. For each calendar month, EBITDA shall be not less than $500,000 in such calendar month.

                  (b) MINIMUM QUARTERLY EBITDA. For each of the periods listed in the table below, EBITDA shall not be less than the total amount set forth opposite such period:

                                                                   MINIMUM
                                                                   EBITDA
                                                              -----------------
          Fiscal Quarter ending March 31, 2000..............  $   3,348,000

          Trailing two Fiscal Quarters ending June 30,
             2000...........................................      6,669,000

          Trailing three Fiscal Quarters ending
             September 30, 2000.............................      9,855,000

          TRAILING FOUR FISCAL QUARTERS ENDING:
          December 31, 2000.................................  $  13,392,000
          March 31, 2001....................................     13,622,000
          June 30, 2001.....................................     13,878,000
          September 30, 2001................................     14,270,000
          December 31, 2001.................................     14,310,000
          March 31, 2002....................................     15,053,000
          June 30, 2002.....................................     15,795,000
          September 30, 2002................................     16,537,000
          December 31, 2002.................................     17,280,000
          Thereafter on a Fiscal Quarter basis..............     18,000,000

                  (c) MINIMUM FIXED CHARGE COVERAGE RATIO. For each of the periods listed in the table below, the Fixed Charge Coverage Ratio shall not be less than the ratio set forth opposite such period:


                                                                    FIXED CHARGE
                                                                      COVERAGE
                                                                       RATIO
                                                                    ------------
     Fiscal Quarter ending March 31, 2000.......................             .92

     Trailing two Fiscal Quarters ending June 30,
         2000..............................................                 1.18

     Trailing three Fiscal Quarters ending September
         30, 2000..........................................                 1.11

     TRAILING FOUR FISCAL QUARTERS ENDING:
     December 31, 2000..........................................            1.25
     March 31, 2001.............................................            1.31
     June 30, 2001..............................................            1.36
     September 30, 2001.........................................            1.41
     December 31, 2001..........................................            1.42
     March 31, 2002.............................................            1.48
     June 30, 2002..............................................            1.53
     September 30, 2002.........................................            1.59
     December 31, 2002..........................................            1.69
     Thereafter on a Fiscal Quarter basis.......................            1.80

                  (d) MAXIMUM LEVERAGE RATIO. As of the last day of each Fiscal Quarter set forth in the table below, the Leverage Ratio shall not exceed the ratio set forth opposite such Fiscal Quarter in the table; PROVIDED, HOWEVER, that (i) with respect to the Fiscal Quarter ending March 31, 2000, EBITDA shall be calculated during such Fiscal Quarter; (ii) with respect to the Fiscal Quarter ending June 30, 2000, EBITDA shall be calculated during the trailing two Fiscal Quarters; (iii) with respect to the Fiscal Quarter ending September 30, 2000, EBITDA shall be calculated during the trailing three Fiscal Quarters; and
(iv) with respect to the Fiscal Quarter
ending December 31, 2000 and each Fiscal Quarter thereafter, EBITDA shall be calculated during the trailing four Fiscal Quarters:


     FISCAL QUARTER ENDING:                                             LEVERAGE RATIO
     ----------------------                                             --------------
     March 31, 2000...................................................        21.70
     June 30, 2000....................................................        10.76
     September 30, 2000...............................................         7.22
     December 31, 2000................................................         5.22
     March 31, 2001...................................................         5.17
     June 30, 2001....................................................         5.00
     September 30, 2001...............................................         4.90
     December 31, 2001................................................         4.80
     March 31, 2002...................................................         4.56
     June 30, 2002....................................................         4.24
     September 30, 2002...............................................         4.04
     December 31, 2002................................................         3.77
     Thereafter.......................................................         3.50

                  (e) MAXIMUM ANNUAL CAPITAL EXPENDITURES. Capital Expenditures in the Fiscal Year (FYE) ending December 31, 2000 set forth in the table below shall not exceed the corresponding divisional amount, and aggregate Capital Expenditures in the Fiscal Year ending December 31, 2001 and 2002, shall not exceed $2,866,960 and $3,338,348, respectively:

                                                  FYE 2000
                                                ------------
     SASD....................................   $    333,512
     SSSI, ICSE, STI, SimTech
      and Polymer............................      1,475,976
     Airline Interiors.......................              0
     Artcraft Industries.....................        563,800
     Composites..............................         80,000
     Other...................................         92,224
                                                ------------
     Total...................................   $  2,549,512
                                                ------------
                                                ------------

                  (f) MINIMUM NET INCOME. Net Income for any Fiscal Quarter shall not be less than $0.

                  (g) MAXIMUM OVER 90-DAY RECEIVABLES. The 90-Day Receivables at any time shall not be greater than seven percent (7.0%) of Total Receivables at such time.

         10.16 SURVIVAL OF CERTAIN NEGATIVE COVENANTS. From and after the date that the Obligations under the Notes have been indefeasibly paid in full, the Company Parties shall no longer be obligated to perform, comply with and observe the covenants set forth in SECTION 10.1 (Limitations on Indebtedness), SECTION
10.2 (Limitations on Liens), SECTION 10.3 (Limitations on Investments), SECTION
10.4 (Limitations on Restricted Payments by the Company), SECTION 10.9 (Fundamental Changes), SECTION 10.10 (Agreements Affecting Capital Stock and Indebtedness; Amendments to Material Contracts), SECTION 10.13 (No Payments Upon a Simula Change of Control) and SECTION 10.15 (Financial Covenants).

11. DEFAULTS AND REMEDIES.

         11.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an "EVENT OF DEFAULT"):

                  (a) Any Company Party shall fail to pay as and when due (whether at stated maturity, upon acceleration or required prepayment or otherwise) any principal, premium, if any, interest or other amount payable under any Note or any other amounts (including, without limitation, fees, costs or expenses) payable under this Agreement or any other Investment Document; or

                  (b) Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under SECTION 9.6 (Legal Existence), SECTION 9.7 (Books and Records; Inspections), SECTION 9.8 (Maintenance of Properties), SECTION 9.16 (Additional Subsidiary Guarantors), SECTION 9.20 (Future Information), SECTION 9.21 (Further Assurances), SECTION 10.2 (Limitations on Liens), SECTION 10.8 (Sales of Receivables), SECTION 10.11 (Conditional Sales) and SECTION 10.13 (Margin Stock) and, if such breach or failure may be cured, such breach or failure shall not have been remedied within five (5) Business Days after the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer or Secretary of the Company becomes aware or should have become aware of such failure or breach; or

                  (c) (i) Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement, Notes, the Warrant, the Investor Rights Agreement or any other Investment Document (other than the agreements, covenants or obligations expressly covered by SECTIONS 11.1(a) and (b)), or (ii) any Principal Shareholder shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by him under the Investor Rights Agreement; or

                  (d) Any representation or warranty made by the Company Parties under, relating to or in connection with this Agreement or any other Investment Document shall be false or misleading when made (or deemed made); or

                  (e) (i) Any "Default" or "Event of Default" under the Bank Credit Agreement or other Bank Credit Document shall have occurred and be continuing, or (ii) any "default" or "event of default" under any other Other Debt Document shall have occurred and be continuing and shall not have been waived by the lender thereunder; or

                  (f) (i) Any Company Party shall default in the payment (whether at stated maturity, upon acceleration or required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Indebtedness with a principal amount in excess of $250,000, or (ii) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument evidencing or governing any such other Indebtedness, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of such other Indebtedness to cause (upon the giving of notice or the passage of time or both), such other Indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance is made) prior to its stated maturity, unless such breach or default has been waived within ten (10) days following such breach or default by the Person or Persons entitled to give such waiver; or

                  (g) Any Investment Document, or any material provision thereof, shall cease to be of full force and effect for any reason other than in accordance with its terms, or any Company Party shall contest or purport to repudiate or disavow any of its obligations under or the validity or enforceability of any Investment Document or any material provision thereof, including by operation of law; or

                  (h) There shall be commenced against any Company Party or any of its Subsidiaries an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws or an involuntary case or proceeding seeking the appointment of a custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) any such Person consents to such involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or

                  (i) Any Company Party or any of their Subsidiaries shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                  (j) Any Company Party or any of their Subsidiaries shall suffer any money judgment, writ, warrant of attachment or other order that involves an amount or value in excess of $250,000, and such judgment, writ, warrant or other order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

                  (k) There shall occur any Change in Control; or

                  (l) The LLCP Representative, if appointed pursuant to Section
1.1 of the Investor Rights Agreement, shall be removed from the Board of Directors of the Company, or the LLCP Representative shall not be elected or appointed to such Board at any future election of directors, and, in each such case, the Company shall not have caused any other individual designated by the Purchaser as the LLCP Representative to have been elected or appointed as a member of such Board within five (5) days after the Purchaser shall have designated such other individual (PROVIDED, HOWEVER, that the removal by the Purchaser of the LLCP Representative shall not be deemed to constitute an Event of Default under this clause (l));

                  (m) (i) Any Termination Event shall occur that, when taken together with all other Termination Events that have occurred, could result in a liability to any Company Party or any ERISA Affiliate in excess of $100,000;
(ii) any Company Party or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA and the amount determined under Section 302(f)(3) of ERISA is at least $100,000; (iii) any failure to make full payment (including all required installments) when due of all amounts that, under the provisoins of any Benefit Plan or Applicable Law, any Company Party or any ERISA Affiliate is required to pay as contributions thereto, which would result in a liability to any Company Party or ERISA Affiliate in excess of $100,000; or (iv) any Company Party or any ERISA Affiliate shall have incurred any accumulated funding deficiency in excess of $100,000, whether or not waived, with respect to any Benefit Plan; or

                  (n) There shall occur any "Major Event" or "Triggering Event" (as such terms are defined in the Statement of the Designations, Preferences, Rights and Privileges of the Series A Preferred which was filed by or on behalf of the Company with the Arizona Corporation Commission on March 24, 1999) or other event which grants to the holders of the Series A Preferred the right to require the Company to redeem any shares of Series A Preferred to the Company, and such holders exercise its or their right to require the Company to redeem all or any portion of its shares of Series A Preferred to the Company.

         The foregoing Events of Default shall be deemed to have occurred, respectively, and any adjustments in the interest rate under any Note or other remedies available to the Purchaser hereunder or thereunder shall begin to apply, at the following times:

                  (i) In the case of the clause (a) above, as of 2:00 p.m.(noon) (Los Angeles time) on the day on which such payment is due but has not been paid;

                  (ii) In the case of clause (b) above, as of the close of business on the fifth Business Day after any such officer of the Company becomes aware or should have become aware of such failure or breach, if such breach or failure shall not have been cured, or as of the close of business on the day such breach or violation shall have occurred, if such breach or failure cannot be cured;

                  (iii) In the case of clause (c)(i) or (ii), immediately upon the occurrence of any such breach or failure;

                  (iv) In the case of clause (d) above, as of the close of business on the day on which the Company first became aware, or should have become aware, that such representation or warranty was false or misleading when made;

                  (v) In the case of clause (e) above, as of the occurrence of a "Default" or "Event of Default" under the Bank Credit Agreement or other Bank Credit Document or such other "default" or "event of Default;"

                  (vi) In the case of clause (f)(i) above, as of the close of business on the day on which such payment of principal or interest is due, or in the case of clause (f)(ii), as of the close of business on the tenth (10th) day following such breach or default if such breach or default has not been waived by the Person or Persons entitled to give such waiver;

                  (vii) In the case of clause (g) above, as of the close of business on the day such Investment Document or provision, as the case may be, ceases to be enforceable or is contested, repudiated, revoked or disavowed;

                  (viii) In the case of clauses (h) and (i) above, immediately prior to the occurrence of any of the events enumerated therein;

                  (ix) In the case of clause (j) above, as of the close of business on the last day of such thirty (30) day period if such judgment, writ, warrant or order is unsatisfied or unstayed;

                  (xi) In the case of clause (k) above, immediately upon the occurrence of the Change in Control;

                  (xii) In the case of clause (l) above, as of the close of business on the last day of such five (5) day period if the Board of Directors of the Company shall not have duly elected or appointed such other LLCP Representative to such Board;

                  (xiii) In the case of clause (m) above, immediately upon the occurrence of any such events; or

                  (xiv) In the case of clause (n) above, immediately upon the occurrence of such Major Transaction or Triggering Event, as the case may be.

         11.2 ACCELERATION. If any Event of Default (other than an Event of Default specified in clause (h) or (i) of SECTION 11.1) occurs and is continuing, the Purchaser may, by written notice to the Company, declare all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Notes, and all other Obligations, to be due and payable. Upon any such declaration of acceleration, such principal, premium, if any, interest and other amounts shall become immediately due and payable. If an Event of Default specified in clause (h) or (i) of SECTION 11.1 occurs, all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Notes, and all other Obligations, shall become immediately due and payable without any declaration or other act on the part of the Purchaser. The Company Parties hereby waive all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Laws or otherwise.

         11.3 OTHER REMEDIES. If any Default or Event of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights and remedies under this Agreement and any other Investment Document by exercising all rights and remedies available under this Agreement, any other Investment Document or Applicable Laws (including, without limitation, the Code), either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Notes, to enforce the specific performance of any covenant or other term contained in this Agreement or any other Investment Document. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         11.4 APPOINTMENT OF RECEIVER. In addition to all other rights, powers and remedies that the Purchaser has under this Agreement, any other Investment Document or Applicable Laws, the Purchaser shall, upon the occurrence of an Event of Default, be entitled (to the extent permitted by Applicable Laws) to, and the Company Parties hereby consent in advance to, the appointment of a receiver by any court of competent jurisdiction to take control of the Company

Parties and their Subsidiaries for the purpose of operating and thereafter selling the Company Parties and/or their Subsidiaries to satisfy its obligations to creditors, including the Purchaser.

         11.5 WAIVER OF PAST DEFAULTS. The Purchaser may, by written notice to the Company, waive any specified Default or Event of Default and its consequences with respect to this Agreement, the Notes or any other Investment Document; PROVIDED, HOWEVER, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of the Purchaser which may arise as a result of such other Default or Event of Default.

12. TERMINATION.

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) By the Purchaser if, between the date hereof and the Closing Date: (i) any event or condition occurs that has resulted in or could reasonably be expected to result in a Material Adverse Change; (ii) any representation or warranty of the Company Parties contained in this Agreement shall have been breached such that the conditions set forth in SECTION 6 would not or could not be satisfied on the earlier of (A) the Closing Date and (B) February 15, 2000; (iii) the Company Parties (or any one of them) shall not have complied with any covenant or other agreement to be complied with by it and contained in this Agreement; or (iv) any Company Party makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Company Party seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Applicable Laws relating to bankruptcy, insolvency or reorganization;

                  (b) By the Purchaser, on the one hand, or the Company (for itself and the other Company Parties), on the other hand, if the Closing Date shall not have occurred on or before February 15, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 12.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date;

                  (c) By the Purchaser, on the one hand, or the Company (for itself and the other Company Parties), on the other hand, if there shall have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents and such injunction, order, decree or ruling shall have become final and non-appealable;

                  (d) By the Purchaser, if the Purchaser decides at any time after the date hereof that it will not proceed with the transactions contemplated by this Agreement based solely on its due diligence investigation of the Company and its Subsidiaries and other Affiliates; or

                  (e) By the mutual written consent of the Company (for itself and the other Company Parties) and the Purchaser.

         12.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 12.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party, except (a) for SECTIONS 1, 8, 12 AND 13 and any other Sections or provisions which survive the termination of this Agreement by their terms and (b) that nothing herein shall relieve any party from liability for any breach or violation of this Agreement or payment of any obligations hereunder.

         12.3 WAIVER. The Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the Company, (b) waive any inaccuracies in the representations or warranties of the Company or (c) waive compliance with any of the conditions, covenants or agreements of the Company contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Purchaser. Any waiver of the breach of any term or condition shall not be construed as a waiver of any other breach or subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of by the Purchaser to assert any of its rights hereunder shall not constitute a waiver of any such rights.

         12.4 ALTERNATIVE TRANSACTION FEE. If (a) this Agreement is terminated by the Company (for itself and/or the other Company Parties) or the Purchaser for any reason (other than as provided in the last sentence of this SECTION 12.4) and, within one hundred eighty (180) days after the date of such termination, any Company Party enters into any agreement, transaction or understanding with any other Person relating to an Alternative Transaction or a Permitted Alternative Transaction, or (b) prior to the termination of this Agreement, the Company or any of its Subsidiaries enters into an agreement, transaction or understanding with any other Person relating to an Alternative Transaction or a Permitted Alternative Transaction, then, in either case, in addition to any damages due to the Purchaser for breach or violation of this Agreement or any other Investment Document by the Company or any of its Subsidiaries and any costs, expenses, Losses or other amounts due under SECTION 8 or otherwise, the Company Parties shall jointly and severally pay to the Purchaser an amount in cash equal to $1,000,000 (the "ALTERNATIVE TRANSACTION FEE,") which Alternative Transaction Fee shall compensate the Purchaser for the loss of opportunity in connection with the transactions contemplated by this Agreement. The Alternative Transaction Fee shall be due and payable to the Purchaser immediately upon the entering into of such agreement, transaction or understanding. The Company Parties shall not be obligated to pay to the Purchaser the Alternative Transaction Fee if the Purchaser terminates this Agreement pursuant to SECTION 12.1(d).

13. MISCELLANEOUS.

         13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; PURCHASER INVESTIGATION. All representations, warranties, covenants and agreements of the Company Parties (or any one of them) contained herein, or made in writing by or on behalf of the Company Parties pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Securities, the repayment of the Notes and the exercise of the Warrant and the due diligence or other investigation of the Company and its Subsidiaries made by and on behalf of the Purchaser. The Company hereby agrees that neither the Purchaser's review of the books and records or condition (financial or otherwise), business, assets, properties, operations or prospects of the Company or any of its Subsidiaries or other Affiliates, nor any other due diligence investigation conducted by or on behalf of the Purchaser, shall be deemed to constitute knowledge by the Purchaser of the existence or absence of any facts or any other matters so as so reduce the Purchaser's right to rely on the accuracy of the representations and warranties of the Company contained in this Agreement or any other Investment Document.

         13.2 CONSENT TO AMENDMENTS. No amendment, supplement or other modification to this Agreement or any other Investment Document shall be effective unless the same shall be in writing and signed by the Purchaser, and the Company Parties may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, and only if, the Company Parties shall have obtained the prior written consent of the Purchaser to such action or omission. No course of dealing between the Company Parties, on the one hand, and the Purchaser (or any successor or assignee thereof), on the other hand, nor any delay in exercising any rights hereunder or under the Notes or any other Investment Document shall operate as a waiver of any rights of the Purchaser (or any other Holder).

         13.3 ENTIRE AGREEMENT. This Agreement, together with the Exhibits, and the Disclosure Schedules which are all incorporated herein by this reference and are an integral part of this Agreement, the Notes, the Warrant and the other Investment Document constitute the full and entire agreement and understanding between the Purchaser, on the one hand, and the Company Parties, on the other hand, relating to the subject matter hereof and thereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof, including, without limitation, (a) the Confidentiality Agreement dated December 21, 1998, between the Company and an Affiliate of the Purchaser, (b) the investment proposal letter agreement dated November 22, 1999, between the Company and an Affiliate of the Purchaser, (c) the Confidentiality Agreement Regarding Automotive Business Information dated December 8, 1999, between the Company and an Affiliate of the Purchaser and the notification letter dated December 10, 1999, from an Affiliate of the Purchaser to the Company, (d) the letter agreement dated December 10, 1999, among the Company, the Purchaser and the Bank and (e) the investment proposal letter agreement dated December 16, 1999, between the Company and an Affiliate of the Purchaser.

         13.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         13.5 SUCCESSORS AND ASSIGNS; ASSIGNMENTS. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. The Purchaser may, without the consent of any Company Party, sell, assign or delegate to one or more Persons (each an "ASSIGNEE") all or any part of its right, title and interest in and to this Agreement and the other Investment Documents, including, without limitation, all or any part of the Obligations, subject to compliance with applicable federal and state securities laws; PROVIDED, HOWEVER, that, in any privately negotiated transaction involving a sale or assignment by the Purchaser of any such right, title or interest, the Purchaser shall obtain from the Assignee in writing investment intent representations which would be customarily obtained in transactions of such nature; and PROVIDED FURTHER, HOWEVER, that the Company Parties may continue to deal solely and directly with the Purchaser in connection with any right, title or interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company. If the Purchaser assigns to any Assignee a fifty percent (50.0%) or lesser interest in and to the aggregate principal amount of the Notes then outstanding, any decisions that the Purchaser is entitled to make under this Agreement, the Notes and the other Investment Documents shall be made by the Purchaser, and the Company may continue to deal solely and directly with respect to the Purchaser in connection with the interests so assigned to the Assignee. If the Purchaser assigns to any Assignee more than a fifty percent (50.0%) interest in and to the aggregate principal amount of the Note then outstanding, any decisions that the Purchaser is entitled to make under this Agreement, the Notes and the other Investment Documents shall be made by the Holders of a majority of the aggregate principal amount of the Notes outstanding at the time such decision is or is to be made.

         13.6 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                     (i)      If to the Purchaser, to:

                              Levine Leichtman Capital Partners II, L.P.
                              c/o Levine Leichtman Capital Partners, Inc.
                              335 North Maple Drive, Suite 240
                              Beverly Hills, CA 90210
                              Attention:  Arthur E. Levine, President
                              Telephone:    (310) 275-5335
                              Telecopier:   (310) 275-1441

                              WITH A COPY TO:

                              Riordan & McKinzie
                              300 South Grand Avenue, Suite 2900
                              Los Angeles, CA  90071
                              Attention:  Mitchell S. Cohen, Esq.
                              Telephone:   (213) 629-4824
                              Telecopier:  (213) 629-8550

                     (ii) If to the Company Parties (or any one of them), to:

                              Simula, Inc.
                              2700 N. Central Avenue, Suite 1000
                              Phoenix, AZ  85004
                              Attention:  Donald W. Townsend
                              Telephone:   (602) 631-4005
                              Telecopier:  (602) 631-9005

                              WITH A COPY TO:

                              Fennemore Craig
                              3003 North Central Avenue, Suite 2600
                              Phoenix, AZ  85012-2913
                              Attention:  Robert J. Hackett, Esq.
                              Telephone:   (602) 916-5336
                              Telecopier:  (602) 916-5536

or at such other address or addresses as the Purchaser or the Company, as the case may be, may specify by written notice given in accordance with this SECTION 13.6.

         13.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         13.8 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         13.9 CONSENT TO JURISDICTION AND VENUE. EACH COMPANY PARTY AND THE PURCHASER HEREBY CONSENTS AND AGREES THAT ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.9 SHALL PRECLUDE THE PURCHASER FROM BRINGING ANY ACTION, SUIT OR OTHER PROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE THE COMPANY PARTIES OR ANY ONE OF THEM OR ANY OF ITS OR THEIR ASSETS OR THE COLLATERAL MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER.

                  EACH COMPANY PARTY AND THE PURCHASER HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH COMPANY PARTY AND THE PURCHASER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN
SECTION 13.6 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

                  TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH COMPANY PARTY HEREBY WAIVES, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

         13.10 CONFIDENTIALITY. The Purchaser will maintain any confidential information that it has or may receive from the Company Parties pursuant to this Agreement confidential and shall not disclose such information to third parties without the prior consent of the Company, except for disclosures of such confidential information (a) to legal counsel, accountants and other professional advisors to the Purchaser, (b) to the partners, officers, directors and employees of the Purchaser, (c) regulatory officials having jurisdiction over the Purchaser, (d) required by Applicable Laws or in connection with any legal proceeding, (e) to any other Person in connection with any assignment of the Notes or the Warrant or any interest therein, (f) to prospective purchasers of Collateral after an Event of Default and (g) of information that has been previously disclosed publicly without breach of this Agreement. The Purchaser hereby acknowledges that the federal securities laws prohibit any person who has material non-public information regarding a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, in reliance upon such information.

         13.11 LIMITATION OF LIABILITY. No claim shall be made by any Company Party or any of its or their Affiliates against the Purchaser, or any Affiliates, partners, directors, officers, employees, agents or representatives of the Purchaser, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Investment Document, or any act, omission or event occurring in connection therewith. Each Company Party hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         13.12 PUBLICITY. The Company Parties and their Affiliates, on the one hand, and the Purchaser, on the other hand, will consult with the other before issuing, and provide each other the opportunity to review and comment upon, and use reasonable efforts to agree on the form and substance of, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as required under Applicable Laws. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Notwithstanding anything to the contrary, the Company Parties hereby consent to the preparation and publication by the Purchaser of an advertisement "tombstone" publicly disclosing the closing of the transactions contemplated by this Agreement.

         13.13 WAIVER OF TRIAL BY JURY. EACH COMPANY PARTY AND THE PURCHASER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, CONNECTED WITH OR RELATED TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT, OR ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

         IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                                COMPANY

                                SIMULA, INC., an Arizona corporation

                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Executive Vice President and Chief Financial
                                    Officer


                                 By: /s/ Nora T. Harden
                                    ---------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                                 OTHER COMPANY PARTIES

                                 SIMULA SAFETY SYSTEMS, INC., an Arizona
                                 corporation


                                 By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                 By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary

                                SIMULA TRANSPORTATION EQUIPMENT
                                CORPORATION (formerly known as Intaero, Inc.), an Arizona corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary


                                AIRLINE INTERIORS, INC., an Arizona corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary

                                ARTCRAFT INDUSTRIES CORP., an Arizona
                                corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary

                                SIMULA COMPOSITES CORPORATION (formerly
                                known as Viatech, Inc.), a Delaware corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary

                                SIMULA AUTOMOTIVE SAFETY DEVICES, INC., an
                                Arizona corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary


                                SIMULA TECHNOLOGIES, INC., an Arizona
                                corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary

                                INTERNATIONAL CENTER FOR SAFETY
                                EDUCATION, an Arizona corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary


                                SIMULA POLYMER SYSTEMS, INC., an Arizona corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary


                                SIMULA AUTOMOTIVE SAFETY DEVICES LIMITED, a company organized and existing under the laws of the United Kingdom


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary

                                CCEC CAPITAL CORP., an Arizona corporation


                                By: /s/ James C. Dodd
                                    ---------------------------------
                                    James C. Dodd
                                    Vice President and Treasurer


                                By: /s/ Nora T. Harden
                                    ---------------------------------
                                    Nora T. Harden
                                    Assistant Secretary


                                PURCHASER

                               LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                               By: LLCP California Equity Partners II, L.P.,
                                   a California limited partnership,
                                   its General Partner

                                   By: Levine Leichtman Capital Partners, Inc.,
                                       a California corporation,
                                       its General Partner


                                       By: /s/ Arthur E. Levine
                                           --------------------------
                                           Arthur E. Levine
                                           President